UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

ROSETTA STONE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 14, 2010

Dear Stockholder:

You are cordially invited to attend the 2010 Annual Meeting of Stockholders of Rosetta Stone Inc. (the “Company”), which will be held at our offices located at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209, on Wednesday, May 26, 2010, at 10:00 a.m., local time.

Whether or not you plan to attend the annual meeting, it is important that your shares be represented and voted at the meeting. We encourage you to vote your shares according to the instructions on the enclosed proxy card or on the Notice of Internet Availability of Proxy Materials. If you decide to attend the meeting and vote in person, you may withdraw your proxy at that time.

To assist you in voting your shares, you will find enclosed the Notice of Annual Meeting, the 2010 Proxy Statement and our 2009 Annual Report to Stockholders which includes the Company’s audited financial statements.

On behalf of the Board of Directors and employees of Rosetta Stone, we thank you for your continued interest in and support of the Company.

Sincerely,

/s/ Laura L. Witt
Laura L. Witt
Chair of the Board

/s/ Tom P.H. Adams
Tom P.H. Adams
President and Chief Executive Officer

Your vote is important. Please vote promptly.

You may vote according to the instructions
on the enclosed proxy card or Notice of Internet
Availability of Proxy Materials.

NOTICE OF 2010 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholder:

You are cordially invited to attend our 2010 Annual Meeting of Stockholders, which will be held at 10:00 a.m. local time on May 26, 2010 at our corporate offices located at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209 for the following purposes:

1.          Elect three Class I directors nominated by our Board of Directors to hold office until our annual meeting of stockholders in 2013 or until their respective successors have been elected;

2.          Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2010;

3.          Approve our 2009 Omnibus Incentive Plan; and

4.          Consider any other matters that may properly be brought before the meeting.

A proxy statement describing the matters to be considered at the annual meeting is attached to this notice. Only stockholders who owned our stock at the close of business on April 5, 2010 may vote at the meeting, or at any adjournment or postponement of the meeting.

Your vote is important. Whether or not you plan to attend the meeting, please cast your vote, as instructed in the Notice of Internet Availability of Proxy Materials and/or the Proxy Card sent to you, as promptly as possible.

By order of our Board of Directors,

/s/ Michael C. Wu
Michael C. Wu
General Counsel and Secretary

Arlington, Virginia

April 14, 2010

Important Notice Regarding Availability of Proxy Materials for Rosetta Stone’s
Shareholder Meeting to be Held on May 26, 2010.

Your vote is important. Please vote promptly.

You may vote according to the instructions
on the enclosed proxy card or Notice of Internet
Availability of Proxy Materials.

ROSETTA STONE INC.

PROXY STATEMENT 2010 ANNUAL MEETING OF STOCKHOLDERS

i

New Plan Benefits	39
Equity Compensation Plan Information	40
APPENDIX A	A-i
2009 Omnibus Incentive Plan	A-i

ii

ROSETTA STONE INC.

1919 North Lynn St., 7th Fl.

Arlington, Virginia 22209

PROXY STATEMENT FOR THE

2010 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

Our Board of Directors is asking for your proxy for use at the Rosetta Stone Inc. 2010 Annual Meeting of Stockholders (the “Meeting”) and at any adjournment or postponement thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are holding the Meeting on Wednesday, May 26, 2010 at 10:00 a.m. local time at our offices at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209. We have first released this proxy statement to our stockholders beginning on or about April 14, 2010.

Internet Availability of Proxy Materials

Under rules recently adopted by the Securities and Exchange Commission (“SEC”), we are now furnishing proxy materials on the Internet in addition to mailing paper copies of the materials to each stockholder of record. Instructions on how to access and review the proxy materials on the Internet can be found on the proxy card sent to stockholders of record and on the Notice of Internet Availability of Proxy Materials (the “Notice”) sent to stockholders who hold their shares in street name. The Notice will also include instructions for stockholders who hold their shares in street name on how to access the proxy card to vote over the Internet.

Record Date, Outstanding Shares and Quorum

Only holders of record of our common stock at the close of business on April 5, 2010 (called the “Record Date”) will be entitled to vote at the Meeting. On the Record Date, we had approximately 20,524,357 shares outstanding and entitled to vote, held by approximately 53 stockholders of record and approximately 11,000 beneficial owners, who may hold their shares through banks, brokers or other nominees. We need a quorum to take action at the Meeting. We will have a quorum if a majority of the shares outstanding and entitled to vote on the Record Date are present at the Meeting, either in person or by proxy.

If by the date of the Meeting we do not receive sufficient shares to constitute a quorum or approve one or more of the proposals, the Chair of the Meeting, or the persons named as proxies, may propose one or more adjournments of the Meeting to permit further solicitation of proxies. The persons named as proxies would typically exercise their authority to vote in favor of adjournment.

Voting Rights

Holders of our common stock are entitled to one vote for each share they own on the Record Date. Cumulative voting for directors is not permitted. The Inspector of Elections appointed for the Meeting will tabulate all votes. The Inspector will separately tabulate yes and no votes, abstentions and broker non-votes for each proposal.

Voting and Revoking Proxies

Our Board of Directors is soliciting proxies to vote your shares at the Meeting. If you attend the Meeting, you may submit your vote in person, and any votes that you previously submitted may be revoked and superseded by the vote that you cast at the Meeting. If you properly submit your proxy, and do not revoke it prior to the Meeting, your shares will be voted in the manner described in this proxy statement or as you may otherwise direct.

If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal 1 and in favor of Proposals 2 and 3. As far as we know, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Whether you submit your proxy via the Internet, by phone or by mail, you may revoke it at any time before voting takes place at the Meeting. If you are the record holder of your shares and you wish to revoke your proxy, you must deliver instructions to the Corporate Secretary, at Rosetta Stone Inc., 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209. You may also revoke a proxy by submitting a later-dated vote, in person at the Meeting. Please note that if a broker, bank or other nominee is the record holder of your shares and you wish to vote at the Meeting, you must bring to the Meeting a letter from the record holder confirming your beneficial ownership of the shares. If a broker, bank or other nominee is the record holder of your shares and you wish to revoke your proxy, you must contact the record holder of your shares directly.

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. A majority of votes cast is required to approve Proposals 2 and 3. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast on these proposals.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on certain routine matters. However, the New York Stock Exchange (the “NYSE”) precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, a recent amendment to an NYSE rule now expressly prohibits brokers holding shares in street name for their beneficial holder clients from voting in uncontested director elections on behalf of the clients without receiving specific voting instructions from those clients. Under NYSE rules, only Proposal 2 (ratifying the appointment of our independent registered public accounting firm) should be treated as a routine matter on which a broker can exercise its discretion and vote your shares without specific instructions. If your broker votes on your behalf on this proposal, your shares also will be counted as present for the purpose of determining a quorum. Proposal 3 is not considered a routine matter, and without your instruction, your broker cannot vote your shares. If a broker, bank, custodian, nominee or other record holder of Rosetta Stone stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, these shares (called “broker non-votes”) will also be counted as present in determining whether we have a quorum but will not be counted for the purpose of determining the number of votes cast on a specific proposal.

Soliciting Proxies

Rosetta Stone will pay all expenses of soliciting proxies to be voted at the Meeting. After the proxies are initially distributed, Rosetta Stone and/or its agents may also solicit proxies by mail, electronic mail, telephone or in person. We will ask brokers, custodians, nominees and other record holders to prepare and send a Notice of Internet Availability of Proxy Materials to people or entities for whom they hold shares and forward copies of the proxy materials to beneficial owners who request paper copies.

Delivery of Voting Materials to Stockholders Sharing an Address

To reduce the expense of delivering duplicate materials to stockholders sharing the same address, we have adopted a procedure approved by the U.S. Securities and Exchange Commission (the “SEC”) called “householding.” Under this procedure, certain stockholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of the Notice of Internet Availability of Proxy Materials, annual report on Form 10-K and proxy materials, as applicable, sent to stockholders until such time as one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce duplicate mailings and save printing costs and postage fees, as well as natural resources.

How to Obtain a Separate Set of Voting Materials

If you and other residents at your mailing address own common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report to stockholders and proxy statement for each company in which you hold shares through that broker or bank. This practice of sending only one copy of the proxy material is known as “householding.” Brokers household our proxy materials and annual reports, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you would like to have additional copies of our Notice of Internet Availability of Proxy Materials, annual report on Form 10-K and proxy materials, as applicable, mailed to you, please submit your request to the Corporate Secretary, Rosetta Stone Inc., 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209, or call the Corporate Secretary at (703) 387-5800 and we will promptly deliver these materials to you. You may also contact us at the address or phone number above if you received multiple copies of materials for the Meeting and would prefer to receive a single copy in the future. If you would like to opt out of householding for future mailings, call the Corporate Secretary at (703) 387-5800 or send a written request to the Corporate Secretary at the above address.

Annual Report on Form 10-K and Additional Materials

The Notice of Annual Meeting, this Proxy Statement and our annual report on Form 10-K for the year ended December 31, 2009 have been made available to all stockholders entitled to vote at the Meeting and who received the Notice of Internet Availability of Proxy Materials. The annual report on Form 10-K can also be viewed at http://investors.RosettaStone.com.

OUR BOARD OF DIRECTORS AND NOMINEES

Our Board of Directors currently consists of eight directors and is divided into three classes, with the nominees for one class to be elected at each annual meeting of stockholders, to hold office for a three-year term and until successors of the members of such class have been elected and qualified, subject to their earlier death, resignation or removal.

Only the terms of the Class I directors are scheduled to expire on the date of the upcoming Meeting. Based on the recommendation of the Corporate Governance and Nominating Committee of our Board of Directors, our Board of Directors’ nominees for election by the stockholders are the three current Class I members of our Board of Directors, Tom P.H. Adams, Phillip A. Clough and John E. Lindahl. If elected, the nominees will serve as directors until the annual meeting of stockholders in 2013 and until their successors are elected and qualified, subject to their earlier death, resignation or removal.

The names and certain information about the nominee directors and the continuing directors in each of the other two classes of our Board of Directors are set forth below. There are no family relationships among any of our directors or executive officers.

It is intended that the proxy will be voted, unless otherwise indicated, for the election of the nominees as Class I directors to our Board of Directors. If any of the nominees should for any reason be unable or unwilling to serve at any time prior to the Meeting, the proxies will be voted for the election of such other person as a substitute nominee as our Board of Directors may designate in place of such nominee.

Because the upcoming Meeting will trigger the expiration of the terms of only three directors, proxies cannot be voted for more than three director nominees. The three candidates receiving the highest number of affirmative votes of the shares of our common stock entitled to vote at the Meeting will be elected Class I directors to serve for a three-year term and until their successors have been duly elected and qualified, subject to their earlier death, resignation or removal.

Nominees for Class I Directors

The name and age as of April 1, 2010 of each nominee director, his position with us, the year in which he first became a director and certain biographical information is set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Tom P.H. Adams	37	President, Chief Executive Officer and Director	2006
Phillip A. Clough	48	Director	2006
John E. Lindahl	65	Director	2006

Directors Standing for Election

Incumbent Nominees

Each of the incumbent directors listed below has been nominated for election by our Board of Directors upon recommendation by the Corporate Governance and Nominating Committee and has agreed to stand for election to a three-year term. Information concerning the incumbent nominees for director is provided below.

Tom P.H. Adams has served as President, Chief Executive Officer and as a Director since January 2006, prior to which he served as Chief Executive Officer of Fairfield & Sons, Ltd., the predecessor company of Rosetta Stone, since February 2003. Mr. Adams received his B.A. with honors from the University of Bristol, United Kingdom and an M.B.A. from INSEAD in Fontainebleau, France. Mr. Adams was named the 2009 Ernst & Young Entrepreneur of the Year. As our President and Chief Executive Officer, Mr. Adams has a thorough and comprehensive knowledge of all aspects of the Company’s business. Mr. Adam’s vision and recognized leadership of the Company are critical to our business.

Phillip A. Clough has served as a Director since January 2006. Mr. Clough is a Managing General Partner of ABS Capital Partners, and has been a General Partner of ABS Capital Partners since September 2001. Prior to joining ABS Capital Partners, Mr. Clough was President and Chief Executive Officer of Sitel Corporation, a publicly traded global provider of outsourced customer support services, from May 1998 to March 2001 and President of Sitel from January 1997 to May 1998. Prior to that, Mr. Clough was an investment banker with Alex Brown & Sons, an investment bank, from 1990 to 1997 and served in the United States Army from 1983 to 1988, rising to the rank of Captain. Mr. Clough serves on the boards of Liquidity Services, Inc., American Public Education, Inc. and various private companies. Mr. Clough holds a B.S. from the U.S. Military Academy at West Point and an M.B.A. from the Darden Graduate School of Business Administration at the University of Virginia. Mr. Clough has experience in finance, investment banking, international business and technology, in addition to having experience as a chief executive officer.

John E. Lindahl has served as a Director since February 2006 and is Managing Partner at Norwest Equity Partners VIII, LP, or Norwest, a private equity firm, which he joined in 1984. Prior to joining Norwest, Mr. Lindahl worked at Norwest Bank for 16 years. Mr. Lindahl serves on the boards of various private companies. He holds B.S. and B.A. degrees from the University of Minnesota. Mr. Lindahl has a background in finance, international business and management.

Directors Not Standing for Election

The names and certain biographical information as of April 1, 2010 about the continuing members of our Board of Directors who are not standing for election at the Meeting and are set forth below:

Name	Age	Positions and Offices Held with the Company	Director Since
Laura L. Witt	41	Chairman of our Board	2005
John T. Coleman	63	Director	2006
Laurence Franklin	57	Director	2006
Patrick W. Gross	65	Director	2006
Theodore (“Ted”) J. Leonsis	54	Director	2009

Laura L. Witt has served as the Chairman of our Board of Directors since December 2005. In September 1997, Ms. Witt joined ABS Capital Partners, a private equity investment partnership, and has served as a General Partner since January 2001. She served on the boards of Double-Take Software, Inc. from 2002 to 2008 and Familymeds Group, Inc. from 2004 to 2007. Ms. Witt currently serves on the board of various private companies. She has a B.A. from Princeton University and an M.B.A. from the Wharton School at the University of Pennsylvania. Ms. Witt has experience in finance, technology and management.

John T. Coleman has served as a Director since May 2006. Mr. Coleman served as President, Chief Operating Officer and a Director of Bose Corp., a manufacturer of high end audio products, from July 2001 to July 2005. Prior to that, he was Executive Vice President and Vice President of Human Resources at Bose, and before that, he was General Manager of Bose’s European manufacturing operations. Prior to joining Bose, Mr. Coleman was Director of Human Resources for General Electric in Ireland. Mr. Coleman was Head of the College of Business and Law at University College Cork in Ireland from May 2006 until June 2007. He is a member of the Board of Advisors of the School of Economics at University College Cork. Mr. Coleman holds diplomas in Personnel Management and in Training and Development from the Irish Management Institute. He also holds a diploma in Management Studies and an M.B.A. from the University of Ulster, Northern Ireland. Mr. Coleman has a background in the retail industry building an international brand. He brings experience in management, operations, technology, human resources and education to our Board.

Laurence Franklin has served as a Director since May 2006. Mr. Franklin is the retired President and Chief Executive Officer of Tumi Inc., a manufacturer and retailer of luxury travel, business and lifestyle accessories, where he served from January 2002 until March 2009. Mr. Franklin remains a board member of Tumi, and serves on the boards of several private companies. Prior to joining Tumi, Mr. Franklin served as President of Coach Leatherware, and General Manager of Elizabeth Arden. Mr. Franklin began his career at Peat Marwick Mitchell and Co. in audit, and then worked in the Management Consulting Services group at Price Waterhouse & Co. Mr. Franklin earned his B.A. from Colgate University and his M.S. from the New York University Graduate School of Business. In addition to his public finance, accounting and operations knowledge, Mr. Franklin has extensive hands on experience in direct-to-consumer and wholesale channels of distribution, retail development, corporate management, operations and supply chain management, building international brands, and qualifies as an audit committee financial expert.

Patrick W. Gross has served as a Director since February 2006. Mr. Gross is Chairman of the Lovell Group, a private business and technology advisory and investment firm that he founded in 2002. Mr. Gross was a founder of, and served as a principal executive officer from 1970 to September 2002 at American Management Systems, Inc., or AMS, a publicly traded information technology consulting, software development, and systems integration firm. Mr. Gross is a director of Capital One Financial Corporation, Career Education Corporation, Liquidity Services, Inc., Taleo Corporation, and Waste Management, Inc. Mr. Gross also currently serves on the boards of various private companies. Mr. Gross previously served on the boards of Computer Network Technology Corporation from 1997 to 2006 and Mobius Management System, Inc. from 2002 to 2007. He holds a B.S.E. from Rensselaer Polytechnic Institute, a M.S.E. from the University of Michigan and an M.B.A. from the Stanford Graduate School of Business. Mr. Gross has experience in finance, management, information technology, software, and education, and qualifies as an audit committee financial expert.

Theodore (“Ted”) J. Leonsis has served as a Director since December 2009. Since 2006, Mr. Leonsis has been Vice Chairman Emeritus at AOL LLC, where he also served as Vice Chairman from 2000 to 2006, as President from 2003 to 2006, and in various other capacities from 1994 to 2000. Mr. Leonsis is the founder, chairman and majority owner of Lincoln Holdings, LLC, a sports and entertainment company that owns 100% of the NHL’s

Washington Capitals and the WNBA’s Washington Mystics, and approximately 44% of Washington Sports and Entertainment Limited Partnership, which owns the NBA’s Washington Wizards, the Verizon Center in Washington, D. C. and the Baltimore-Washington Ticketmaster franchise. Mr. Leonsis is a director of NutriSystem Inc. and several private companies. Mr. Leonsis holds a B.A. degree from Georgetown University. Mr. Leonsis is involved in numerous charities through the work of the Leonsis Foundation, including Best Buddies, Hoop Dreams, See Forever Foundation and YouthAIDS. Mr. Leonsis has experience in management, operations, technology, finance, and international business.

CORPORATE GOVERNANCE

Code of Ethics

We have adopted a code of business conduct and ethics applicable to our principal executive, financial and accounting officers and all persons performing similar functions. A copy of that code is available on our corporate website at www.rosettastone.com.

Composition of our Board of Directors; Classified Board

Our Board of Directors currently consists of eight members, seven of whom are non-employee members. Each director holds office until the election and qualification of his or her successor, or his or her earlier death, resignation or removal. Our bylaws permit our Board of Directors to establish by resolution the authorized number of directors. Our certificate of incorporation provides that our Board of Directors is divided into three classes of directors, each serving a staggered three-year term. As a result, commencing with our annual meeting of stockholders in 2010, one class, which will be comprised of only a portion of our Board of Directors, will be elected at each annual meeting for three-year terms. Our Board of Directors is classified as follows:

•             Tom P.H. Adams, Phillip A. Clough and John E. Lindahl are designated Class I directors whose terms will expire at our 2010 annual meeting of stockholders;

•             Laura L. Witt, Laurence Franklin and Theodore J. Leonsis are designated Class II directors whose terms will expire at our 2011 annual meeting of stockholders; and

•             John T. Coleman and Patrick W. Gross are designated Class III directors whose terms will expire at our 2012 annual meeting of stockholders.

Our certificate of incorporation also provides that the number of authorized directors will be determined from time to time by resolution of our Board of Directors. Any additional directorships resulting from an increase in the number of authorized directors will be distributed among the three classes so that, as nearly as reasonably possible, each class will consist of one-third of the directors. The classification of our Board of Directors may have the effect of delaying or preventing changes in control of our Company. Our certificate of incorporation further provides for the removal of a director only for cause and by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of our directors.

Director Independence

Our Board of Directors has reviewed the independence of each director and considered whether any director had or has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our Board of Directors has determined that all of our directors, other than our Chief Executive Officer, Tom P.H. Adams, are “independent directors” and meet the independence requirements under the listing standards of the NYSE and rules and regulations of the SEC.

Board Leadership Structure and Role in Risk Oversight

We have separated the positions of chairman of the Board and chief executive officer since our formation and funding by ABS Capital and Norwest Equity Partners. This separation reflected the determination of those stockholders at that time that such a structure was the most appropriate for us at that stage of our development. We will continue to review this structure as we continue to develop and grow our company.

The Board oversees risk by actively reviewing management decisions and financial controls. The Board takes a hands-on role in risk management practices in such areas as credit risk, liquidity risk, and operational risk by obtaining detailed reports from management, continuous dialogues with management, and providing extensive input on material corporate decisions. The leadership structure is appropriate at the time of this filing because of the Company’s growth rate, its new public status, and international expansion strategy. The Board extensively oversees management, particularly through regular conferences between the chief executive officer and chairman. The extent of the Board’s oversight function has the effect of solidifying the Board’s leadership structure by providing excellent knowledge of the day to day workings of the Company to the Board.

Committees of our Board of Directors

Our Board of Directors has established the following standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Attendance at Meetings

Our Board of Directors held nine meetings during the year ended December 31, 2009. Each director attended at least 75% of the aggregate of the meetings of our Board of Directors and of the committees on which he or she served during the period for which he or she was a director or committee member, respectively. The following table sets forth the standing committees of our Board of Directors, the number of meetings held by each committee in 2009 and the membership of each committee during the year ended December 31, 2009.

Name	Audit	Compensation	Governance and Nominating
Tom P.H. Adams
Laura L. Witt		Chair	Chair
Phillip A. Clough	Member through 4/1/2010
John T. Coleman	Member appointed 2/24/2010	Member	Member
Laurence Franklin	Member
Patrick W. Gross	Chair		Member
Theodore J. Leonsis		Member	Member
John E. Lindahl		Member
Total Number of Meetings Held in 2009	12	7	6

Directors are encouraged, but not required, to attend the Annual Stockholders’ Meeting.

Audit Committee

Our Audit Committee consists of John T. Coleman (appointed by the Board on February 24, 2010), Laurence Franklin and Patrick W. Gross, each of whom is a non-employee member of our Board of Directors. Mr. Gross is the chairperson of our Audit Committee. Our Board of Directors has determined that each member of our Audit Committee meets the requirements of financial literacy under the requirements of the NYSE and SEC rules and regulations. Mr. Gross serves as our audit committee financial expert, as defined under SEC rules, and possesses financial sophistication as required by the NYSE. Mr. Coleman, Mr. Franklin and Mr. Gross are independent as such term is defined in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”).

Our Audit Committee is responsible for, among other things:

•       approving the appointment, retention, and termination of our independent auditors, and approving the audit and non-audit services to be performed by our independent auditors;

•       evaluating the qualifications, performance and independence of our independent auditors;

•       monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters;

•       reviewing the adequacy and effectiveness of our internal control policies and procedures;

•       discussing the scope and results of the audit with the independent auditors and reviewing with management and the independent auditors our interim and year-end operating results; and

•       preparing the Audit Committee report required by the SEC to be included in our annual proxy statement.

Our Board of Directors has adopted a written charter for the Audit Committee, which is available on our website.

Report of the Audit Committee of the Board of Directors

During the year ended December 31, 2009, our Audit Committee met 12 times. In the exercise of the Audit Committee’s duties and responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2009 with management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accounting firm’s communications with the Audit Committee regarding independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence. Based on the foregoing, including its review and discussions, and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board of Directors that our audited financial statements for fiscal year 2009 be included in our Annual Report for the fiscal year ended December 31, 2009 to shareholders on Form 10-K filed with the Securities and Exchange Commission.

Patrick W. Gross (Chair)
John T. Coleman

Laurence Franklin

This Report of the Audit Committee is not “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee

Our Compensation Committee consists of Laura L. Witt, John T. Coleman, Theodore J. Leonsis and John E. Lindahl, each of whom is a non-employee member of our board of directors. Ms. Witt is the chairperson of our Compensation Committee. Our Board of Directors has determined that each member of our Compensation

Committee meets the requirements for independence under the requirements of the NYSE. The Compensation Committee is responsible for, among other things:

•        reviewing and approving compensation of our executive officers including annual base salary, annual incentive bonuses, specific goals, equity-based awards, employment agreements, severance and change in control arrangements, and any other special benefits, compensations or arrangements;

•        reviewing and approving annual goals and objectives, bonus criteria and equity guidelines for our employees;

•        reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules and regulations;

•        preparing the Compensation Committee report required by the SEC to be included in our annual proxy statement; and

•        administering, reviewing and making recommendations with respect to our equity-based compensation plans.

Compensation Committee Interlocks and Insider Participation

None of Laura L. Witt, John T. Coleman, John E. Lindahl and Theodore J. Leonsis, each of whom is a member of our Compensation Committee, is or was an officer or is an employee of the Company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Corporate Governance and Nominating Committee

Our Corporate Governance and Nominating Committee consists of Laura L. Witt, John T. Coleman, Patrick W. Gross and Theodore J. Leonsis, each of whom is a non-employee member of our Board of Directors. Ms. Witt is the chairperson of this committee. Our Board of Directors has determined that each member of this committee satisfies the requirements for independence under the NYSE rules.

The Corporate Governance and Nominating Committee is responsible for, among other things:

•        assisting our Board of Directors in identifying prospective director nominees and recommending director nominees for each annual meeting of stockholders to our Board of Directors;

•        reviewing developments in corporate governance practices and developing and recommending governance principles applicable to our Board of Directors;

•        reviewing succession planning for our Chief Executive Officer;

•        overseeing the evaluation of our Board of Directors;

•        determining the compensation of our directors; and

•        recommending members for each committee of our Board of Directors.

Our Corporate Governance and Nominating Committee determines qualification criteria and procedures for the identification and recruitment of candidates for election to serve as directors of Rosetta Stone. The Corporate Governance and Nominating Committee relies on its knowledge and relationships and the knowledge and relationships of our officers and other directors, as well as third parties when it deems appropriate, to identify and evaluate nominees for director, including nominees recommended by stockholders. With respect to nominees recommended by stockholders, our Corporate Governance and Nominating Committee will consider such nominees in the same manner as it evaluates other potential director nominees.

Policy Governing Director Qualifications and Nominations

Our Company seeks directors who possess, at a minimum, the qualifications and skills described below as set forth in our Policy Governing Director Qualifications and Nominations. Our Company considers diversity in its nomination of directors, and in its assessment of the effectiveness of the Board and its committees. In considering diversity, we evaluate each director candidate in the context of the overall composition and needs of our Board, with the objective of recommending a group that can best manage the business and affairs of the Company and represent stockholder interests using its diversity of experience. Our Corporate Governance and Nominating Committee will consider these and other qualifications, skills, and attributes when recommending candidates to our Board.

At a minimum, our Corporate Governance and Nominating Committee must be satisfied that each Committee- recommended nominee meets the following minimum qualifications:

•        The candidate shall exhibit high standards of integrity, commitment, and independence of thought and judgment.

•        The candidate shall be committed to representing the long-term interests of our Company’s stockholders.

•        The candidate shall have sufficient time and availability to devote to the affairs of our Company, particularly in light of the number of boards on which the nominee may serve.

•        To the extent the candidate serves or has previously served on other boards, the candidate shall have a demonstrated history of contributing at board meetings.

•        The candidate meets any other minimum qualifications and other criteria for Board membership approved by our Board from time to time.

In addition to the minimum qualifications for each candidate set forth above, our Corporate Governance and Nominating Committee shall recommend that our Board select persons for nomination to help ensure that:

•        A majority of the Board is “independent” in accordance with the standards, if any, promulgated by the SEC, or any exchange upon which securities of our Company are traded, and any governmental or regulatory body exercising authority over our Company.

•        Each of our Audit, Compensation, and Corporate Governance and Nominating Committees are comprised entirely of independent directors.

•        At least one member of our Audit Committee shall have such experience, education and other qualifications necessary to qualify as an “audit committee financial expert” as defined by the rules of the SEC.

In addition to any other standards our Corporate Governance and Nominating Committee may deem appropriate from time to time for the overall structure and composition of our Board, the Committee may consider the following factors when selecting and recommending that our Board select persons for nomination:

•        Whether the candidate has direct experience in our Company’s industry or in the markets in which our Company operates.

•        Whether the candidate, if elected, assists in achieving a mix of Board members that represents a diversity of background and experience.

•        Whether the candidate has experience at a strategic or policymaking level in a business, government, non-profit or academic organization of high standing.

•        Whether the candidate is accomplished in his or her respective field, with strong credentials and recognition.

•        Whether the candidate is well regarded in the community.

DIRECTOR COMPENSATION

Summary Non-Employee Director Compensation Table

Our chief executive officer, Tom Adams, does not receive any compensation specifically related to his service on our Board of Directors. The following table summarizes the compensation of each non-employee member of our Board of Directors for the fiscal year ended December 31, 2009:

Name	Fees Earned or Paid in Cash	Option Awards $	Restricted Stock Unit Awards $	Total
Laura L. Witt(1)	$48,750	$31,094	$29,999	$109,843
Phillip A. Clough(2)	33,750	31,094	29,999	94,843
John T. Coleman	42,500	31,094	29,999	103,593
Laurence Franklin	38,750	31,094	29,999	99,843
Patrick W. Gross	49,375	31,094	29,999	110,468
Theodore J. Leonsis	2,301	13,114	12,509	27,924
John E. Lindahl(3)	31,875	31,094	29,999	92,968

(1)     Cash payments are made directly to ABS Capital Partners, LLC.

(2)     Cash payments are made directly to ABS Capital Partners, LLC.

(3)     Cash payments are made directly to Norwest Equity Partners, VIII, LP.

In April 2009, our Board of Directors adopted a compensation policy applicable to all of our non-employee directors effective upon completion of our initial public offering. This compensation policy provides that each non-employee director will receive the following compensation for board and committee services:

•        an annual retainer paid in cash or restricted stock units, at the choice of the director, in an amount equal to $35,000;

•        an annual cash retainer of $20,000 for chairing the Audit Committee and $15,000 for chairing the Compensation Committee or the Corporate Governance and Nominating Committee;

•        an annual retainer of $10,000 for each audit committee member and of $7,500 for each Compensation Committee member and each Corporate Governance and Nominating Committee member;

•        the members and chairpersons of any new committees that may be formed will be paid the same amounts as the members and chairpersons of the Compensation Committee and Corporate Governance and Nominating committee;

•        $1,250 for each board meeting attended in person or by telephone above eight in a year lasting more than one hour;

•        $1,250 for each meeting of a committee attended in person or by telephone above ten in a year lasting more than one hour; and

•        an annual grant of equity with a fair market value as of the date of grant of $60,000 comprised of:

•        50% stock options vesting quarterly over one year conditioned upon the director’s continued service on our board of directors during that year; and

•        50% restricted stock units, which will be fully vested and will be paid out in shares of our common stock when the recipient director terminates his or her service on our Board of Directors.

Directors are encouraged to accumulate stock ownership, including ownership of the restricted stock units, equal in value to three times the annual retainer within three years.

Option Grants to Non-Employee Directors

The following table shows each option grant made to our non-employee directors during the year ended December 31, 2009, including the grant date, number of shares, exercise price, and grant date fair value. All options have an exercise price equal to the fair market value of Rosetta Stone’s common stock on the date of grant.

Director Name	Grant Date	Shares Subject to Option (#)	Exercise Price ($)	Grant Date Fair Value ($)
Laura L. Witt	4/15/09	2,658	18.00	27,242
	8/19/09	329	20.35	3,852
Phillip A. Clough	4/15/09	2,658	18.00	27,242
	8/19/09	329	20.35	3,852
John T. Coleman	4/15/09	2,658	18.00	27,242
	8/19/09	329	20.35	3,852
Laurence Franklin	4/15/09	2,658	18.00	27,242
	8/19/09	329	20.35	3,852
Patrick W. Gross	4/15/09	2,658	18.00	27,242
	8/19/09	329	20.35	3,852
Theodore J. Leonsis	12/7/09	1,259	18.05	13,114
John E. Lindahl	4/15/09	2,658	18.00	27,242
	8/19/09	329	20.35	3,852

Restricted Stock Unit Grants to Non-Employee Directors

The following table shows each restricted stock unit grant made to our non-employee directors during the year ended December 31, 2009, including the grant date, number of units, and grant date fair value. No restricted stock units were granted prior to April 2009.

Director Name	Grant Date	Restricted Stock Units (#)	Grant Date Fair Value ($)
Laura L. Witt	4/15/09	1,462	26,316
	8/19/09	181	3,683
Phillip A. Clough	4/15/09	1,462	26,316
	8/19/09	181	3,683
John T. Coleman	4/15/09	1,462	26,316
	8/19/09	181	3,683
Laurence Franklin	4/15/09	1,462	26,316
	8/19/09	181	3,683
Patrick W. Gross	4/15/09	1,462	26,316
	8/19/09	181	3,683
Theodore J. Leonsis	12/7/09	693	12,509
John E. Lindahl	4/15/09	1,462	26,316
	8/19/09	181	3,683

Outstanding Option Awards for Directors at December 31, 2009 (Exercisable and Unexercisable)

The following table provides information on the outstanding stock options for our non-employee directors as of December 31, 2009.

Director Name	Aggregate Shares Subject to Outstanding Options (#)

Laura L. Witt	2,987
Phillip A. Clough	2,987
John T. Coleman	28,987
Laurence Franklin	28,987
Patrick W. Gross	35,487
Theodore J. Leonsis	1,259
John E. Lindahl	2,987

STOCKHOLDER MATTERS

Stockholder Communications with our Board

Stockholders who wish to communicate with our Board of Directors may address any inquiries, items for discussion or other materials to a particular director or to our Board of Directors, in care of our General Counsel and Secretary, Mr. Michael C. Wu, at the following address: Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, VA 22209. Our General Counsel and Secretary or designated staff members in the office of the General Counsel will review these submissions and forward messages to members of our Board of Directors, as appropriate. Communications may also be referred to other departments within our Company. We generally will not forward to our Board of Directors any communication that we determine to be primarily commercial in nature or related to an improper or irrelevant topic, or that requests general information about our Company.

Stockholder Recommendations of Director Candidates

Our Corporate Governance and Nominating Committee will consider director candidates recommended by our stockholders. A stockholder seeking to recommend a candidate for the Corporate Governance and Nominating Committee’s consideration should submit such candidate’s name and qualifications to: Corporate Governance and Nominating Committee, c/o Corporate Secretary, Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209.

Stockholder Proposals and Nominations for the 2011 Annual Meeting of Stockholders

Any stockholder who intends to present a proposal for inclusion in our 2011 proxy statement and form of proxy must submit the proposal, in writing, so that our Corporate Secretary receives it at our principal executive offices, located at 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209, by December 15, 2010, which is 120 days prior to the one year anniversary of the date this proxy statement is being sent to our stockholders. Any stockholder who wishes to bring a proposal or nominate a person for election to our Board of Directors at the 2011 Annual Meeting of Stockholders must provide written notice of the proposal or nomination to our Corporate Secretary, at our principal executive offices, between December 15, 2010 and January 14, 2011, which is 120 to 90 days prior to the one year anniversary of the upcoming Meeting. In addition, our stockholders must comply with the requirements of the SEC related to nominations and stockholder proposals and the procedural requirements in our bylaws, which stockholders can obtain from us upon request and which are also on file with the SEC.

Our bylaws provide that if a stockholder wishes to nominate a person for election as director or to propose other business to be considered at one of our annual meetings of stockholders, that stockholder must follow the procedures contained in our bylaws and satisfy the requirements of Regulation 14A of the Securities Exchange Act of 1934. The stockholder proposing such business or making such nomination must be a stockholder of record of our Company on the date the nomination is delivered to our Corporate Secretary and at the time of our annual meeting and be entitled to vote at the annual meeting. The proposal or nomination must be received by our Corporate Secretary at our principal executive offices not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting, except that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business 120 days prior to the annual meeting and no later than 90 days prior to such annual meeting or 10 days following our first public announcement of the date of the annual meeting. In addition, if the number of directors to be elected to our Board of Directors at an annual meeting is increased and there is no public announcement by us naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s nomination shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to our Corporate Secretary at our principal executive offices not later than the close of business on the 10th day following the day on which we first make such public announcement. These time periods are designed to allow us time to adequately consider all proposals and nominees.

To be considered, each nomination must include the following information:

•                  all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

•                  the nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

•                  a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert with them, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert with him, on the other hand, including, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any of their respective affiliates or associates or persons acting in concert with any such person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

•                  a written questionnaire with respect to the background and qualification of the nominee and the background of any other person or entity on whose behalf the nomination is being made, the form of which questionnaire will be provided by our Corporate Secretary upon written request; and

•                  a written representation and agreement, in the form provided by our Corporate Secretary upon written request, that the nominee is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how the nominee, if elected as a director, will act or vote on any issue or question that has not been disclosed to us or that could limit or interfere with the nominee’s ability to comply, if elected as a director, with the nominee’s fiduciary duties under applicable law, is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than us with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as our director that has not been disclosed to us, and in the nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as our director, and will comply with all of our applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock trading policies and guidelines.

To be considered, proposals for business to be considered by our stockholders at an annual meeting, other than the nomination of persons for election as directors, must include the following information:

•                  a brief description of the business desired to be brought before the annual meeting;

•                  the reasons for conducting such business at the annual meeting;

•                  the text of the proposal or business, including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend our Bylaws, the language of the proposed amendment;

•                  any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made;

•                  a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons, including their names, in connection with the proposal of such business by such stockholder; and

•                  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

•                  the name and address of such stockholder, as they appear on our books, and of such beneficial owner, if any,

•                  the class or series and number of shares of our capital stock that are, directly or indirectly, owned beneficially and of record by such stockholder and by such beneficial owner,

•                  any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of our capital stock, whether or not such instrument or right shall be subject to settlement in the underlying class or series of our capital or otherwise directly or indirectly owned beneficially by such stockholder and by such beneficial owner, if any,

•                  any other direct or indirect opportunity held or owned beneficially by such stockholder and by such beneficial owner, if any, to profit or share in any profit derived from any increase or decrease in the value of our shares,

•                  any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner, if any, has a right to vote any shares of any of our securities,

•                  any short interest in any of our securities,

•                  any right to dividends on our shares of capital stock owned beneficially by such stockholder or such beneficial owner, if any, which right is separated or separable from the underlying shares,

•                  any proportionate interest in shares of our capital stock or derivative instrument held, directly or indirectly, by a general or limited partnership in which such stockholder or such beneficial owner, if any, is a general partner or with respect to which such stockholder or such beneficial owner, if any, directly or indirectly, beneficially owns an interest in a general partner, and

•                  any performance-related fees, other than an asset-based fee, to which such stockholder or such beneficial owner, if any, is entitled to based on any increase or decrease in the value of our shares or derivative instruments, if any, in each case with respect to the information required to be included in the notice.

Such information must include any such interests held by members of such stockholder’s or such beneficial owner’s immediate family sharing the same household. All such information must be supplemented by such stockholder and such beneficial owner, if any, not later than 10 days after the record date for the annual meeting to disclose such ownership as of the record date, 10 days before the annual meeting date, and immediately prior to the commencement of the annual meeting, by delivery of such supplemented information to our Corporate Secretary. Such information shall also include any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitation of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, and a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of our outstanding capital stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from stockholders in support of such proposal or nomination.

The proposing stockholder must also include such other information as we may reasonably require or that is otherwise reasonably necessary to determine the eligibility of such proposed nominee to serve as a director of our Company, to determine whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, securities exchange rule or regulation, or any of our publicly-disclosed corporate governance guidelines or committee charters; including our policy governing director qualifications and nominations, and that could be material to a reasonable stockholder’s understanding of the independence and qualifications, or lack thereof, of such nominee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership Table

The following table shows shares of our common stock that we believe are owned as of March 31, 2010 by:

•             Each named executive officer included in the Summary Compensation Table below,

•             Each director and nominee,

•             All current directors, nominees and executive officers as a group, and

•             Each stockholder owning more than 5% of our common stock.

Unless indicated in the notes, to our knowledge each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Unless indicated in the notes, the address of each beneficial owner is c/o Rosetta Stone Inc., 1919 North Lynn Street, 7th Floor, Arlington, Virginia 22209.

We calculated the percentage of shares outstanding based on 20,524,357 shares of common stock outstanding on March 31, 2010. In accordance with SEC regulations, we also include (1) shares subject to options that are currently exercisable or will become exercisable within 60 days of March 31, 2010, and (2) shares issuable upon settlement of restricted stock units that are vested, or will become vested within 60 days of March 31, 2010. Those shares are deemed to be outstanding and beneficially owned by the person holding such option or restricted stock unit for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent Of Class

Named Executive Officers:
Tom P.H. Adams(1)	898,869	4.3%
Eric Eichmann(2)	188,425	*
Brian D. Helman(3)	114,153	*
Gregory W. Long(4)	157,315	*
Michael C. Wu(5)	58,374	*

Non-Employee Directors:
Laura L. Witt(6)	5,104,166	24.9%
Phillip A. Clough(7)	5,104,166	24.9%
John T. Coleman(8)	29,123	*
Laurence Franklin(9)	28,923	*
Patrick W. Gross(10)	35,423	*
Theodore J. Leonsis(11)	1,008	*
John E. Lindahl(12)	3,338,550	16.3%
All current directors, nominees and executive officers as a group (12 people)(13)	9,958,877	46.8%

Other 5% Stockholders:
Entities Affiliated with ABS Capital Partners(14)	5,099,618	24.8%
Norwest Equity Partners VIII, LP(15)	3,334,002	16.2%
T Rowe Price Associates Inc.(16)	1,371,885	6.7%
Waddell & Reed Financial Inc.(17)	1,281,700	6.2%
Scopia Management Inc.(18)	1,185,897	5.8%

* Indicates ownership of 1% or less.

(1)  Includes 250,459 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2010. Includes 1,780 shares owned by Mr. Adams’ spouse with respect to which Mr. Adams disclaims beneficial ownership.

(2)  Includes 134,814 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2010.

(3)  Includes 84,653 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2010.

(4)  Includes 134,191 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2010.

(5)  Includes 27,400 shares of our common stock subject to options which are exercisable within 60 days of March 31, 2010.

(6)  Includes 4,548 shares of our common stock subject to options and restricted stock units which are exercisable within 60 days of March 31, 2010, and an aggregate of 5,099,618 shares held by the ABS Entities. Ms. Witt is a managing member of ABS Partners LLC, the general partner of the ABS Entities. Ms. Witt disclaims beneficial ownership of these shares. See footnote 14.

(7)  Includes 4,548 shares of our common stock subject to options and restricted stock units which are exercisable within 60 days of March 31, 2010, and an aggregate of 5,099,618 shares held by the ABS Entities. Mr. Clough is a managing member of ABS Partners LLC, the general partner of the ABS Entities. Mr. Clough disclaims beneficial ownership of these shares. See footnote 14.

(8)  Includes 28,923 shares of our common stock subject to options and restricted stock units which are exercisable within 60 days of March 31, 2010. Includes 200 shares owned by Mr. Coleman’s spouse with respect to which Mr. Coleman disclaims beneficial ownership.

(9)  Includes 28,923 shares of our common stock subject to options and restricted stock units which are exercisable within 60 days of March 31, 2010.

(10)  Includes 35,423 shares of our common stock subject to options and restricted stock units which are exercisable within 60 days of March 31, 2010.

(11)  Includes 1,008 shares of our common stock subject to options and restricted stock units which are exercisable within 60 days of March 31, 2010.

(12)  Includes 4,548 shares of our common stock subject to options and restricted stock units which are exercisable within 60 days of March 31, 2010 and 3,334,002 shares held by Norwest. Mr. Lindahl is a director of our Company and is a managing member of Itasca, the sole general partner of Norwest. Mr. Lindahl disclaims beneficial ownership of these shares. See footnote 15.

(13)  Includes shares described in footnotes 1 through 12 above.

(14)  Includes:

(i)  4,512,641 shares of common stock held by ABS Capital Partners IV, L.P.;

(ii)  151,083 shares of common stock held by ABS Capital Partners IV-A, L.P.;

(iii)  259,175 shares of common stock held by ABS Capital Partners IV Offshore, L.P.; and

(iv)  176,719 shares of common stock held by ABS Capital Partners IV Special Offshore, L.P., or, together with ABS Capital Partners IV, L.P., ABS Capital Partners IV-A, L.P. and ABS Capital Partners IV Offshore, L.P., or collectively the ABS Entities.

ABS Partners IV L.L.C., or ABS Partners, LLC, is the general partner of the ABS Entities and has voting and dispositive power over these shares, which is shared by each of Ms. Witt and Mr. Clough as managing members of ABS Partners LLC. Ms. Witt and Mr. Clough, who both serve on our board of directors, disclaim beneficial ownership of these shares. The address for these entities is 400 East Pratt Street, Suite 910, Baltimore, MD 21202.

(15)  Norwest is a limited partnership whose sole general partner is Itasca Partners VIII, LLC, or Itasca, and whose managing members are John E. Lindahl and Timothy C. DeVries, and whose managing administrative member is John P. Whaley. All voting and dispositive power over these shares is held by Norwest acting by and through Itasca and its managing members. Each of the managing members, including Mr. Lindahl who serves on our board of directors, disclaims beneficial ownership of these shares. The address for these entities is 80 South 8th Street, Suite 3600, Minneapolis, MN 55402.

(16)  Ownership information is based on a Schedule 13G filed with the SEC on February 11, 2010 by T Rowe Price Associates Inc., the address of which is 100 East Pratt St., Baltimore, MD 21202.

(17)  Ownership information is based on a Schedule 13G filed with the SEC on February 12, 2010 by Waddell & Reed Financial, Inc., Waddell & Reed Financial Services, Inc., Waddell & Reed, Inc., Waddell & Reed Investment Management Company, and Ivy Investment Management Company, the address of all of which is 6300 Lamar Ave., Overland Park, KS 66202.

(18)  Ownership information is based on a Schedule 13G filed with the SEC on February 10, 2010 by Scopia Management Inc., the address of which is 450 Seventh Avenue, 43rd Floor, New York, NY 10123.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, as well as beneficial owners of more than ten percent of our common stock, to file with the SEC an initial report of ownership of our stock on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. As a matter of practice, our administrative staff assists our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically files those reports on their behalf. Based solely on a review of the copies of such forms in our possession and on written representations from reporting persons, we believe that during the year ended December 31, 2009 all of our executive officers and directors, as well as beneficial owners of more than ten percent of our common stock, filed the required reports on a timely basis under Section 16(a) of the Exchange Act.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included in this Proxy Statement with the Company’s management and, based on such review and discussion, recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s 2009 annual report on Form 10-K.

Laura L. Witt (Chair)

John T. Coleman

Theodore J. Leonsis

John E. Lindahl

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of our Board of Directors (the “Compensation Committee”) has overall responsibility for the compensation program for our executive officers. Members of the Compensation Committee are appointed by our Board of Directors. Currently, the Compensation Committee consists of four members of our Board, none of whom are executive officers of our Company.

Our executive compensation program is designed to encourage our executives to focus on building stockholder value, maximizing rational growth and bottom line results.

Our objective is to provide a competitive total compensation package to attract and retain key personnel and drive effective results. To achieve this objective, the Compensation Committee has implemented and maintains compensation plans which tie a substantial portion of the executives’ overall compensation to key strategic financial and operational goals such as our annual revenue. Our executive compensation program provides for the following elements:

•             base salaries, which are designed to allow us to attract and retain qualified candidates in a highly competitive market;

•             annual incentive compensation, which provides additional cash compensation (i.e., bonus) based on achieving our financial and operational goals and individual performance;

•             equity-based compensation, principally in the form of stock options, which are granted to align executives’ interests with our stockholders’ interests to grow long-term value and retain executives; and

•             a benefits package that is available to all of our employees.

A detailed description of these components is provided below.

Elements of Our Executive Compensation Program

Base Salary. We utilize base salary as the primary means of providing compensation for performing the essential elements of an executive’s job. We believe our base salaries are set at levels that allow us to attract and retain executives in competitive markets.

Annual Incentive Compensation. Our annual non-equity incentive compensation, in the form of an annual cash bonus, is intended to compensate our executives for meeting our corporate objectives and their individual performance objectives and to motivate our executives to meet these objectives. In addition, our annual incentive compensation is intended to motivate and reward our executives for exceeding their objectives. These objectives may be both financial and non-financial and may be based on company, divisional or individual performance. These objectives are separated so that executives may be paid a bonus for meeting one objective and not be paid for failing to meet another objective. For financial objectives, the Compensation Committee typically sets a target level where the full 100% bonus can be earned and then also sets a slightly lower target where a partial bonus can be earned if the objective is almost achieved and a higher target where a substantially larger than 100% bonus can be earned for exceeding the 100% bonus target. In addition to the annual cash bonus plan, we may utilize discretionary cash bonuses to attract new executives or to reward executives for exemplary performance that is not necessarily rewarded by the cash bonus plan.

Equity-Based Compensation. Our equity-based compensation is intended to enhance our ability to retain talent over a longer period of time, to reward long-term efforts that enhance future value of the Company, and to provide executives with a form of reward that aligns their interests with those of our stockholders. Executives whose skills and results we deem to be critical to our long-term success are eligible to receive higher levels of equity-based compensation. Executives typically receive an equity-based award in the form of a stock option that vests over a period of time upon commencement of their employment. Thereafter, executives may receive additional awards from time to time as the Compensation Committee determines consistent with the objectives described above in this section. Our Compensation Committee expects to make annual equity-based compensation awards to our executives in amounts that are competitive with awards then being made by comparable public companies with whom we compete for talent. See the discussion under the caption “Executive Compensation—Stock Grants” and “Executive Compensation—IPO Option and Restricted Stock Grants” for the description of our Compensation Committee’s decision to award stock grants and options to our employees, including our named executive officers, and to award restricted stock grants to our employees, excluding our named executive officers, on April 15, 2009 in conjunction with our initial public offering.

Benefits. Our benefits, such as our basic health benefits, 401(k) plan, and life insurance, are intended to provide a stable array of support to executives and their families throughout various stages of their careers, and these core benefits are provided to all executives regardless of their individual performance levels on the same basis as our other salaried employees in the U.S. The 401(k) plan allows participants to defer up to 100% of their annual compensation, subject to any applicable caps set by the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). The executives’ elective deferrals are immediately vested and non-forfeitable upon contribution to the 401(k) plan. We currently provide matching contributions equal to 100% of an employee’s individual contribution, up to a maximum of 4% of the participant’s annual salary, subject to certain limits.

Taxes. Our Compensation Committee does not have any particular policies concerning the payment of tax obligations on behalf of our employees. We are required by law to withhold a portion of every compensation payment we make to our employees. In the case of noncash compensation, that means either (i) we withhold a portion of the noncash compensation payment and pay cash to the appropriate tax authorities or (ii) the employees make a direct cash payment to us in lieu of our withholding a portion of the noncash compensation. In the case of the stock grants to our key employees discussed under the caption “Executive Compensation—Stock Grants,” our Compensation Committee determined it was preferable to withhold a portion of the stock grant from the recipients and for us to pay the equivalent cash value to the tax authorities rather than requesting our underwriters to release key employees from their contractual lock-ups and allowing them to sell large amounts of our stock in the public market in order to fund their personal tax obligations. All payments to or on behalf of our employees, including tax payments, are considered compensation and are evaluated by our Compensation Committee as part of our overall compensation packages. In the future, our Compensation Committee will consider all possible forms of compensation, including payment of tax obligations on behalf of our employees, in determining how best to compensate our employees to achieve the overall objectives of our compensation program.

Determining the Amount of Each Element of Compensation

Overview. The amount of each element of our compensation program is determined by our Compensation Committee on an annual basis taking into consideration our results of operations, long and short-term goals, individual goals, the competitive market for our executives, the experience of our Compensation Committee members with similar stage companies and general economic factors. In 2008, our Compensation Committee engaged an independent compensation consultant, Towers, Perrin, Forster & Crosby, Inc., for the limited task of providing data as to the competitiveness of our compensation program compared with those of other companies with which we may compete for talent. Our Compensation Committee did not retain the compensation consultant to determine or recommend any particular compensation package for our executives. Rather, the compensation consultant provided survey data for a peer group of comparable companies for the positions of chief executive officer, chief operating officer and chief financial officer and a broader study of survey data for other executive officers for whom no peer group data was provided. No such compensation study was undertaken in 2009 and our Compensation Committee instead looked only to provide minor adjustments to the compensation structure put in place in 2008. Our Compensation Committee did, however, retain an independent compensation consultant, Fredrick W. Cook & Co. (“Frederick W. Cook”), to advise the committee on equity compensation practices in anticipation of our initial public offering.

Our chief executive officer provides input to the Compensation Committee on the performance and compensation levels of our executives, other than himself, but he does not have a vote on the Compensation Committee. Once the level of compensation is set for the year, the Compensation Committee may revisit its decisions if there are material developments during the year, such as promotions, that may warrant a change in compensation. After the year is over, the Compensation Committee reviews the performance of the executive officers and key employees to determine the achievement of annual incentive targets and to assess the overall functioning of our compensation plans against our goals.

Base Pay. Our Compensation Committee reviews our executives’ base salaries on an annual basis taking into consideration the factors described above as well as changes in position or responsibilities. In the event of material changes in position, responsibilities or other factors, the Compensation Committee may consider changes in base pay during the year. In February 2009, in anticipation of the completion of our initial public offering, we entered into new employment agreements with our executive officers. The agreements increased the annual base salaries of some of our executive officers for 2009 as follows:

Name	2009 Annual Base Salary	2008 Annual Base Salary	Dollar Increase	Percentage Increase
Tom P.H. Adams	$350,000	$350,000	$—	—%
Eric Eichmann	280,000	265,000	15,000	5.7
Brian D. Helman	245,000	240,000	5,000	2.1
Gregory W. Long	210,000	210,000	—	—
Michael C. Wu	225,000	210,000	15,000	7.1

In general, our management and our Compensation Committee both looked to hold base salaries company-wide to the same amounts as in 2008 reflecting the existing economic climate in the country as a whole. As a result, our Compensation Committee did not commission a new compensation study for 2009. However, our Compensation Committee recognized that the 2008 base salaries of our named executive officers were below the median salaries of their peers based on the 2008 compensation survey they used to determine 2008 base salaries and that we needed to reward exceptional performance. As a result, our Compensation Committee recommended that Mr. Adams’ base salary be increased to $400,000 for 2009, but Mr. Adams refused the increase. In addition, our Compensation Committee made such small discretionary increases as are reflected in the table above to reward the executives’ exceptional performance in 2008, recognize their importance to our Company going forward, reflect the substantial growth and overall success of our Company in 2008, and to keep those executives’ compensation at a level the Compensation Committee viewed as competitive with our peers.

Annual Incentive Plan Compensation. Our Compensation Committee establishes an executive non-equity incentive plan on an annual basis and distributions are typically made within 90 days after the end of each calendar year after the Compensation Committee has determined if the goals have been achieved. However, the Compensation Committee has the authority to modify a bonus structure during the year if it deems appropriate. Examples of circumstances in which our Compensation Committee might consider revising a bonus plan include mergers, acquisitions, divestitures, board-approved budget revisions and other material changes in our Company.

Our executive bonus plan for 2009 provided a potential bonus for each executive based on financial and nonfinancial goals. For all executives, the potential award is based 50% on financial goals, 40% on company-level strategic goals and 10% on a net promoter score that measures customer satisfaction with our solutions. The company-level financial goals, the company-level nonfinancial strategic goals and the net promoter score goals each stand-alone and are evaluated separately so that some goals can be met and corresponding bonuses paid while other goals are not met and no corresponding bonus paid. The award of the financial bonus is based 20% on the achievement of the total budgeted 2009 revenue, 40% on achievement of the budgeted 2009 net marketing contribution, which we define as gross profit less total sales and marketing expense, and 40% on achievement of the budgeted 2009 adjusted EBITDA, which we define as income without option expenses, interest income, finance charges, business taxes, depreciation and amortization. The structure of the bonus plan and the breakout of the percentages among the component parts is the same as it was in 2008 except that the percentage based on non-financial strategic goals was increased from 25% to 40% and the net promoter score replaced individual strategic goals. These changes were made to stress the importance of our Company-level strategic goals and to also stress the importance of customer satisfaction on the long-term success of our Company.

For 2009, our Company-level nonfinancial strategic goals were international growth, launching and running our online experience, strengthening the foundations of our Company and strengthening the defenses of our Company.

With respect to our 2009 financial goals, consistent with our approach in 2008, no bonus would be earned if we failed to achieve 90% of a financial target If we achieved 90% of a financial target, 10% of the bonus would be earned. If we achieved 100% of a financial target, 100% of the bonus would be earned. For the sales target, if we achieved 110% or more of the target, 250% of the bonus would be earned. For the net marketing contribution target, if we achieved 120% or more of the target, 250% of the bonus would be earned. For the adjusted EBITDA target, if we achieved 125% or more of the target, 250% of the bonus would be earned. Between 90% and 100% and between 100% and the maximum payout percentages of the financial targets, the amount of the bonus earned would be proportional between the two points. In addition, no payment of any financial target bonus would be made in the event that capital expenditures, determined in accordance with GAAP, exceeded 110% of the budgeted amount.

Our Compensation Committee established the following financial targets for 2009 for purposes of developing the incentive compensation plan: (i) total revenue of $247 million; (ii) net marketing contribution, which represents revenue less cost of revenue and sales and marketing expenses, of $100.2 million; and (iii) adjusted EBITDA of $42.25 million.

Our Compensation Committee set each executive’s 2009 target bonus as a percentage of his 2009 annualized base salary as set forth in the table below.

Name	2009 Annualized Base Salary	Total Target Bonus Opportunity	Target Bonus as a Percentage of Base Salary	Financial Target Bonus	Non Financial Strategic Target Bonus	Net Promoter Score Target Bonus
Tom P.H. Adams	$350,000	$210,000	60%	$105,000	$84,000	$21,000
Eric Eichmann	280,000	140,000	50	70,000	56,000	14,000
Brian D. Helman	245,000	98,000	40	49,000	39,200	9,800
Gregory W. Long	210,000	84,000	40	42,000	33,600	8,400
Michael C. Wu	225,000	90,000	40	45,000	36,000	9,000

For 2009, our Compensation Committee did not change the target bonus as a percentage of base salary that was set in 2008 for any of our executives except for Mr. Wu, whose target bonus as a percentage of salary was increased from 35% to 40% to bring Mr. Wu’s bonus opportunity in line with that of Mr. Helman and Mr. Long and with that of the median of the broad survey group in the 2008 compensation study and to reward Mr. Wu for the increased responsibilities he has undertaken in protecting our Company from software piracy and trademark infringement. The other executives’ total target bonus opportunity as a percentage of base salary for 2009 was already in line with the amount of the median of the broad survey group in the 2008 compensation study.

Our Compensation Committee determined the following bonuses for our named executive officers for 2009:

2009 Individual Bonuses Earned

Name	Financial Target Bonus(1)	Non-financial Strategic Target Bonus(2)	Net Promoter Score Bonus (3)	Total Bonus
Tom P.H. Adams	$161,700	$60,128	$5,812	$227,640
Eric Eichmann	107,800	43,497	4,030	155,327
Brian D. Helman	75,460	30,192	2,945	108,597
Gregory W. Long	64,680	24,948	2,454	92,082
Michael C. Wu	69,300	30,704	2,583	102,587

(1)     Each executive earned 154% of his company level financial objectives target bonus as described in the table below entitled “2009 Company Level Financial Target Achievement.”

(2)     Each executive earned 74% of his company level non-financial strategic target bonus as described in the table below entitled “2009 Company Level Non-Financial Strategic Target Achievement.”

(3)     Our Compensation Committee determined that we achieved a weighted net promoter score of 39.96% and as a result funded a bonus pool of $25,831 that was allocated among eight of our senior executives, including our five named executive officers, based on their perceived relative contributions to the achievement of the net promoter score.

Our Compensation Committee determined that each of our named executive officers earned 154% of his company level financial objectives bonus as follows:

2009 Company Level Financial Target Achievement

Financial Bonus Category	2009 Budget	2009 Actual	Percentage of Target	Percentage of Bonus Earned	Percentage Weighting of Total Bonus	Aggregate Percentage of Bonus Earned
	(Dollars in thousands)
Total revenue	$247,000	$252,300	102%	130%	20%	26%
Net marketing contribution	100,200	103,945	104	130	40	52
Adjusted EBITDA	42,250	48,391	115	190	40	76
Total						154%

With respect to our Company-level nonfinancial strategic goals for 2009, our Compensation Committee determined a percentage of the overall target to award based on an evaluation of our performance in meeting each of these goals during the year. Many of these goals are subjective and not capable of being defined by bright-line measurements. Our Compensation Committee’s determination of the percentage of each strategic objective that was achieved was as follows:

2009 Company Level Non-Financial Strategic Target Achievement

Non-Financial Strategic Bonus Category	Percentage Of Bonus Earned	Weighting	Aggregate Percentage of Bonus Earned
International Growth	80%	35%	28%
Launch online experience	70	35	25
Strengthen foundations	60	15	9
Strengthen defenses	85	15	13
Total			74

Allocation of Equity-Based Compensation Awards

Stock options granted to executives and other employees under our 2009 Omnibus Incentive Plan vest over a period of four years, with 1/4 of the shares vesting on the one-year anniversary of the begin vesting date, which is typically the first date of the calendar quarter following the date of grant, except for new hires, whose begin vesting date is typically the date of hire. Our Compensation Committee exercises its judgment and discretion and considers, among other things, the role and responsibility of the executive, competitive factors, performance, the amount of stock-based equity compensation already held by the executive, the non-equity compensation received by the executive and the total number of options to be granted to all participants during the year. Our Compensation Committee typically makes annual grants of equity awards, if any, to our executives in connection with its annual review of our executives’ compensation and then throughout the year, on a quarterly basis, our Compensation Committee evaluates grants for new hires, promotions or other changes that may warrant additional grants. See the discussion under the captions “Executive Compensation—Stock Grants” and “Executive Compensation—IPO

Option and Restricted Stock Grants” for a description of equity awards made on April 15, 2009 in connection with our initial public offering of common stock.

Timing of Equity-Based Awards

Our Compensation Committee generally grants stock options to executives and current employees once per quarter on the date of the regularly scheduled Compensation Committee meeting. With respect to newly hired employees, our practice is typically to make stock grants at the first meeting of the Compensation Committee following such employee’s hire date. We do not have any program, plan or practice to time stock option grants in coordination with the release of material non-public information. Prior to our initial public offering in April 2009, our Compensation Committee determined the exercise price of stock options based on valuations determined by our Board of directors. Since becoming a public company, the exercise price of stock options is determined based on the trading price of our common stock at the close of the market on the date of grant.

Executive Equity Ownership

We encourage our executives to hold a significant equity interest in our Company. However, we do not have specific share retention and ownership guidelines for our executives. We do not permit our executives to sell short our stock, prohibit our executives from holding our stock in a margin account, and discourage the purchase and sale of exchange-traded options on our stock by our executives.

Type of Equity-Based Awards

Our 2006 Stock Incentive Plan only provided for stock options. However, our 2009 Omnibus Incentive Plan permits us to issue stock options, restricted stock units, restricted stock, stock appreciation rights, performance units and performance shares. In 2009 we issued stock options and restricted stock to our employees and executives and also issued restricted stock units to our non-employee directors.

Severance and Change in Control Arrangements

Each of our equity incentive plans provides for a potential acceleration of outstanding awards in the event that we undergo a change in control, as defined in such plans. See “—Employee Benefit Plans” below for a description of the change in control provisions contained in our equity incentive plans.

In addition see “—Employment Arrangements with Named Executive Officers” and “—Payments Upon Termination or Upon Change in Control” below for a description of the severance and change in control arrangements we have with our named executive officers. The Compensation Committee believes that these arrangements were necessary to attract and are necessary to retain our named executive officers. The terms of each arrangement were determined in negotiation with the applicable named executive officer in connection with his hiring and were not based on any set formula.

Effect of Accounting and Tax Treatment on Compensation Decisions

In the review and establishment of our compensation programs, we consider the anticipated accounting and tax implications to us and our executives. While we consider the applicable accounting and tax treatment of alternative forms of equity compensation, these factors alone are not dispositive, and we also consider the cash and non-cash impact of the programs and whether a program is consistent with our overall compensation philosophy and objectives.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that we may deduct in any one year with respect to our chief executive officer and each of our next three most highly compensated executive officers, unless specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. We believe that grants of equity awards under our existing stock plans qualify as performance- based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to receive a federal income tax deduction in connection with such awards. In general, we have determined that we will not seek to limit executive compensation so that it is deductible under Section 162(m). However, from time to time, we monitor whether it might be in our interests to structure our compensation programs to satisfy the requirements of Section 162(m). We seek to maintain flexibility in compensating our executives in a manner designed to promote our corporate goals and therefore our Compensation Committee has not adopted a policy requiring all compensation to be deductible. Our Compensation Committee will continue to assess the impact of Section 162(m) on our compensation practices and determine what further action, if any, is appropriate.

Role of Chief Executive Officer in Executive Compensation Decisions

Our Compensation Committee generally seeks input from our Chief Executive Officer, Tom P.H. Adams, when discussing the performance of and compensation levels for our named executive officers other than himself. Mr. Adams provides information relating to each named executive officer’s performance to support the Compensation Committee’s decision-making on executive compensation.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation of our chief executive officer, chief financial officer and each of our other three most highly compensated executive officers during 2007, 2008 and 2009. We refer to these executive officers as our named executive officers.

Name and Principal Position	Year	Salary		Bonus		Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation		Total
Tom P.H. Adams	2009	$350,000				$1,512,567	$227,640	$7,423,622	(2)	$9,513,829
President and Chief Executive Officer	2008	350,000				—	336,315	567,191	(3)	1,253,506
	2007	274,519				—	75,625	617,477	(4)	967,621
Eric Eichmann	2009	279,538				263,978	155,327	2,157,634	(5)	2,856,477
Chief Operating Officer	2008	265,000				—	205,574	—		470,574
	2007	237,500				86,488	59,375	—		383,363
Brian D. Helman	2009	244,846				186,002	108,597	1,378,044	(6)	1,917,489
Chief Financial Officer	2008	240,000				—	148,944	—		388,944
	2007	173,462	(7)	25,000	(8)	473,783	44,000	42,609	(9)	758,854
Gregory W. Long	2009	210,000				138,497	92,082	693,591	(10)	1,134,170
Chief Product Officer	2008	210,000				—	130,326	8,200	(11)	348,526
	2007	210,000				—	40,000	8,149	(12)	248,149
Michael C. Wu	2009	224,539				152,887	102,587	970,448	(13)	1,450,461
General Counsel and Secretary	2008	210,000				—	117,711	7,017	(14)	334,725
	2007	193,670		30,000	(15)	—	38,500	—		262,170

(1)     Represents the aggregate grant date fair value for restricted stock awards and option awards granted in the applicable year, computed in accordance with FASB ASC Topic 718. Information about the assumptions used to value these awards can be found in Note 10 to the consolidated financial statements in the Form 10-K for the fiscal year ended December 31, 2009 filed on March 10, 2010. An overview of the features of these awards can be found in the “Compensation Discussion and Analysis” above.

(2)     Mr. Adams received a net issuance of 238,066 shares of common stock on April 15, 2009. A total of 173,813 shares of common stock were withheld to satisfy the federal, state and local tax withholding obligations associated with the grant. The total grant date fair value of the grant was $7,413,822. This amount also includes $9,800 Mr. Adams received in a 401(k) matching contribution in 2009.

(3)     This amount includes $555,081 in gain recognized from stock option exercises and $12,110 of 401(k) plan matching contributions in 2008.

(4)     This amount includes $605,070 in gain recognized from a stock option exercise and $12,407 of 401(k) plan matching contributions in 2007.

(5)     Mr. Eichmann received a net issuance of 64,611 shares of common stock on April 15, 2009. A total of 54,818 shares of common stock were withheld to satisfy the federal, state and local tax withholding obligations associated with the grant. The total grant date fair value of the grant was $2,149,740. This amount also includes $7,894 Mr. Eichmann received in a 401(k) matching contribution in 2009.

(6)     Mr. Helman received a net issuance of 44,250 shares of common stock on April 15, 2009. A total of 32,307 shares of common stock were withheld to satisfy the federal, state and local tax withholding obligations associated with the grant. The total grant date fair value of the grant was $1,378,044.

(7)     Mr. Helman’s annualized base salary of $220,000 was prorated based on his March 2007 start date.

(8)     Mr. Helman received a $15,000 one-time signing bonus upon commencement of his employment and a $10,000 performance-based discretionary bonus in 2007.

(9)     Mr. Helman received reimbursement for relocation expenses of $42,609 in 2007.

(10)  Mr. Long received a net issuance of 22,124 shares of common stock on April 15, 2009. A total of 16,153 shares of common stock were withheld to satisfy the federal, state and local tax withholding obligations associated with the grant. The total grant date fair value of the grant was $689,044. This amount also includes $4,587 Mr. Long received in a 401(k) matching contribution in 2009.

(11)  Mr. Long received a 401(k) matching contribution of $8,200 in 2008.

(12)  Mr. Long received a 401(k) matching contribution of $8,149 in 2007.

(13)  Mr. Wu received a net issuance of 30,974 shares of common stock on April 15, 2009. A total of 22,615 shares of common stock were withheld to satisfy the federal, state and local tax withholding obligations associated with the grant. The total grant date fair value of the grant was $964,602. This amount also includes $5,846 Mr. Wu received in a 401(k) matching contribution in 2009.

(14)  Mr. Wu received a 401(k) matching contribution of $7,014 in 2008.

(15)  Mr. Wu received a $30,000 one-time signing bonus in 2007.

Grants of Plan-Based Awards

The following table sets forth each grant of plan-based awards to our named executive officers during 2009:

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold(1)	Target	Maximum(2)
Tom P.H. Adams	$10,500	$210,000	$367,500
Eric Eichmann	7,000	140,000	245,000
Brian D. Helman	4,900	98,000	171,500
Gregory W. Long	4,200	84,000	147,000
Michael C. Wu	4,500	90,000	157,500

(1)  If we earn 90% of our Company level financial targets, our executives will earn 10% of their financial target component of their bonus. The other components of the bonus do not have such thresholds and as such are deemed to be $0 for the purpose of this table.

(2)  Our executives could earn up to 250% of the financial target component of their bonus if we achieved 110% or more of our sales target, 120% or more of our net marketing contribution target, and 125% or more of our adjusted EBITDA target. For the other components of these awards it is not possible to earn more than 100% of the target bonus.

Outstanding Equity Awards at Fiscal Year-End

The following table lists all outstanding equity awards held by our named executive officers as of December 31, 2009.

	Number of Securities Underlying Unexercised Options		Option	Option Expiration
Name	Exercisable(1)	Unexercisable(1)	Exercise Price	Date
Tom P.H. Adams	184,431	29,133	$3.85	5/22/2016
	0	147,579	18.00	4/15/2019
Eric Eichmann	97,500	32,500	3.85	9/5/2016
	12,187	7,313	6.08	3/21/2017
	0	25,756	18.00	4/15/2019
Brian D. Helman	73,439	33,382	6.08	3/21/2017
	0	18,148	18.00	4/15/2019
Gregory W. Long	112,125	37,375	3.85	8/21/2016
	0	13,513	18.00	4/15/2019
Michael C. Wu	20,029	9,104	3.85	12/8/2016
	0	14,917	18.00	4/15/2019

(1) The options reflected in the table above with an expiration date of April 15, 2019 were issued under the 2009 Omnibus Incentive Plan and vest as to one-fourth of the total number of shares on the one year anniversary of the begin vesting date specified in the award agreement and thereafter vest at the rate of one-quarter per annum. The options reflected in the table above with an expiration date other than April 15, 2019 were issued under the 2006 Stock Incentive Plan and vest as to one-fourth of the total number of shares on the one year anniversary of the begin date of vesting date specified in the award agreement and thereafter vest at a rate of one-sixteenth of the total number of shares per quarter. The begin vesting dates are as follows: January 1, 2006 for Mr. Adams (466,128 shares), April 15, 2009 (147,579 shares) for Mr. Adams, October 1, 2006 (130,000 shares) for Mr. Eichmann, April 1, 2007 (19,500 shares) for Mr. Eichmann, April 15, 2009 (25,756 shares) for Mr. Eichmann, March 12, 2007 for Mr. Helman (106,821) shares), April 15, 2009 (18,148 shares) for Mr. Helman, October 1, 2006 (149,500 shares) for Mr. Long, April 15, 2009 (13,513 shares) for Mr. Long and January 1, 2007 (29,133 shares) for Mr. Wu, and April 15, 2009 (14,917 shares) for Mr. Wu.

Option Exercises

None of our named executive officers exercised any of their options during the fiscal year ended December 31, 2009.

Pension Benefits

None of our employees participates in or has account balances in qualified or non-qualified defined benefit plans sponsored by us.

Nonqualified Deferred Compensation

None of our employees participates in or has account balances in non-qualified defined contribution plans or other deferred compensation plans maintained by us.

Stock Grants

Our Compensation Committee awarded to 10 of our key employees, including our named executive officers, a stock grant equal to an aggregate of 591,491 shares on April 15, 2009 in conjunction with our initial public offering. This grant was net of the number of shares required to be withheld to satisfy the federal, state and local tax withholding obligations. Thus, we refer to the grant as a “net issuance.” Our Compensation Committee determined this number of shares by multiplying the increase in the value of our Company from the time we acquired our predecessor, Fairfield & Sons, Ltd., in January 2006, to the assumed pre-money valuation of our Company on the date of grant by 7%. The value of our Company at the time of the acquisition of Fairfield & Sons, Ltd. was $62 million. Our Compensation Committee used an assumed pre-money valuation of $312 million for our Company on the date of grant, based on $17.00 per share. Therefore, the Compensation Committee concluded that the increase in value was approximately $250 million. This amount was then multiplied by 7% and divided by $17.00 per share to determine the total number of shares to which the recipients were entitled, or 1,029,699 shares. Then a number of shares equal to the required tax withholding was deducted to determine the “net issuance” of an aggregate of 591,491 shares to the recipients. The remaining 438,200 shares were not issued and instead we paid an equivalent cash amount to the appropriate tax authorities to cover the corresponding tax withholding obligations.

The allocation of the grant among the key employees was intended to reward those employees that our Compensation Committee believed played a material role in the growth and success of our Company and the resulting creation of stockholder value since January 2006. A secondary goal of the grant was to provide those employees with a sufficient equity ownership stake in our Company to align their interests with those of our stockholders moving forward.

We withheld a portion of the shares granted to each recipient to satisfy the federal, state and local tax withholding obligations associated with the “net issuance” of the grant. We withheld an aggregate of 438,200 shares of our common stock from the recipients’ awards to satisfy those obligations and we paid approximately $7.9 million to federal, state, and local tax authorities in satisfaction of the withholding obligations relating to the “net issuance” of the stock grant, which was equal to the number of shares withheld by us from grant recipients multiplied by $18.00, the price per share in our initial public offering. These shares were fully earned and vested upon their grant, but we restricted the transfer of the shares each recipient received, net of the shares withheld to satisfy tax obligations, for the following periods: 1/3 of each recipient’s shares for six months; 1/3 of each recipient’s shares for 12 months; and the remaining 1/3 of each recipient’s shares for 18 months.

Our Compensation Committee determined that, rather than make the entire stock grant to our key employees and require them to pay us the amount of the tax withholding obligations, we would do a “net issuance” of the stock grant to withhold from the recipient’s grant a number of shares equal to the value necessary to satisfy the federal, state and local tax withholding obligations associated with the grant. Our Compensation Committee’s decision was based on the fact that the recipients were prohibited, in accordance with the terms of their lock-up agreements with the underwriters in our initial public offering and the terms of the grant, from selling any shares of our common stock for at least 180 days after the completion of our initial public offering and because of the size of these grants in relation to the annual cash compensation of the recipients, each of the recipients would likely have to sell a substantial part of the shares he or she was receiving in order to satisfy the associated tax withholding obligations. Our Compensation Committee considered that the Company had cash on hand in excess of $30 million as of December 31, 2008, as of the date of the grant and at the time the stock grants were made with which to pay such tax withholding obligations whether or not our initial public offering was completed.

The following table sets forth the stock grants we made to each of our named executive officers.

Name	Net Number of Shares Awarded	Number of Shares Withheld	Tax Payment for Shares Withheld
Tom P.H. Adams	238,066	173,813	$3,128,633
Eric Eichmann	64,611	54,818	986,731
Brian D. Helman	44,250	32,307	581,535
Gregory W. Long	22,124	16,153	290,760
Michael C. Wu	30,974	22,615	407,062

IPO Option and Restricted Stock Grants

In anticipation of our initial public offering, our Compensation Committee commissioned a third-party compensation consultant, Frederick W. Cook, to conduct an analysis of the equity ownership and equity compensation of our employees, including our named executive officers, in comparison to the employees and executives of similar companies at the time of their initial public offerings. This analysis was different from the analysis performed in determining annual compensation. This analysis was particularly focused on the overall equity ownership of our employees as we transitioned to becoming a public company.

The peer group selected was not the same peer group selected in reviewing the 2008 compensation of our executives discussed elsewhere in this prospectus. The peer group for this equity analysis consisted of:

American Public Education Inc.	Deltek, Inc.	Skillsoft PLC
Blauckbaud, Inc.	K12 Inc.	Sonic Solutions
Blackboard Inc.	Learning Tree International, Inc.	Strayer Education, Inc.
Capella Education Company	Lincoln Educational Services Corporation	SPSS Inc.

These companies were selected because they were of a similar size and business to us. For additional perspective, a second peer group was analyzed which consisted of:

American Public Education Inc.	COMSCORE, Inc.	K12 Inc.
AthenaHealth Inc.	Deltek, Inc.	Lincoln Educational Services Corporation
Blackboard Inc.	Genpact Ltd	MedAssets Inc.
Capella Education Company	Heartland Payment Systems Inc.	WebMD Health Corp.

This second peer group was selected based on their having fairly recently completed an initial public offering of a similar size to that contemplated in our initial public offering and having a similar ownership structure at the time of their initial public offerings to that of our Company at the time of its initial public offerings. Frederick W. Cook helped our Compensation Committee determine the peer group of companies and provided the Compensation Committee with an analysis of the equity ownership of the employees and executives of those peer group companies.

Based on that analysis, our Compensation Committee determined to provide increased equity ownership to our employees, including our named executive officers, in order to, in part, put them at competitive market levels, continue to align their interests with those of our stockholders and provide us with forward retention value. As a result, our Compensation Committee granted restricted stock awards to our employees representing a total of 153,425 shares of our common stock and vesting over a four-year period, and options to purchase a total of 342,214 shares of our common stock to our employees, including our named executive officers, on April 15, 2009. The stock options have an exercise price per share of $18.00 and vest over a four-year period. These restricted stock awards and stock option grants were made under our 2009 Omnibus Incentive Plan.

The following table sets forth the additional option grants to each of our named executive officers. Our named executive officers did not receive any restricted stock awards.

Name	Number of Options Awarded
Tom P.H. Adams	147,579
Eric Eichmann	25,756
Brian D. Helman	18,148
Gregory W. Long	13,513
Michael C. Wu	14,917

The amounts of each award were discretionary and were intended to put each named executive officer’s total equity ownership, after taking into account the intended grant of common stock discussed under the caption “Executive Compensation—Stock Grants,” between the 50th and 75th percentile of their respective peers based on the third-party compensation study and to give each of our named executive officers significant equity ownership that was subject to vesting to provide forward retention value. Our Compensation Committee intends to make grants of stock options, restricted stock subject to vesting or other forms of equity-based awards to our executives as part of its annual review of our executives’ compensation as described under the caption “—Compensation Discussion and Analysis—Elements of our Executive Compensation Program—Equity-Based Compensation” in order to continue to align their interests with those of our stockholders. Our Compensation Committee has not adopted any formal stock ownership guidelines for our employees requiring them to own any particular percentages of our common stock. Our Compensation Committee considers the liquidity of the employees’ equity ownership as an important part of the employees’ perception of the value of the equity award as compensation.

Employment Arrangements with Named Executive Officers

In February 2009, we entered into employment agreements with each of our named executive officers. The agreements have one year terms that automatically renew each day so that there is always one year remaining on the term. The agreements set the annual base salaries of our executive officers for 2009 as follows:

Name	2009 Annual Base Salary
Tom P.H. Adams	$350,000
Eric Eichmann	280,000
Brian D. Helman	245,000
Gregory W. Long	210,000
Michael C. Wu	225,000

We can increase these base salaries, but cannot decrease them without the executive’s consent.

The employment agreements also provide that the executives will be eligible to receive an annual bonus in accordance with our Company bonus policy established by our Board of directors from time to time, but no bonus amount is guaranteed. The table below sets forth the 2009 percentage total target bonus opportunity for the named executive officers.

Name	2009 Percentage Total Target Bonus Opportunity
Tom P.H. Adams	60%
Eric Eichmann	50
Brian D. Helman	40
Gregory W. Long	40
Michael C. Wu	40

Under the agreements, each executive is entitled to severance benefits if his employment is terminated without cause or if he terminates his employment for good reason. Termination without cause is defined in the agreements as termination for a reason other than the executive’s commission of a felony or a crime involving moral turpitude, an act involving dishonesty or fraud involving his duties, failure to perform his duties or gross negligence or willful misconduct involving his duties, material breach of his employment agreement, failure to comply with instructions given by our board of directors which affect our business, misconduct likely to injure our reputation, harassment of or discrimination against our employees, customers or vendors, misappropriation of our Company’s assets, willful violation of our policies, or issues involving his immigration status affecting his ability to continue his employment with us. Good reason is defined in the agreements as a material reduction in the executive’s annual salary, duties, authority or responsibilities, our material breach of his employment agreement, or our relocation of him to an area outside of the Washington, D.C. or Harrisonburg, Virginia localities. If we terminate one of these executives’ employment without cause or if he terminates his employment for good reason, we will be required to pay severance in an amount equal to 12 months of his annual base salary and health benefits (15 months in the case of Mr. Adams) and the pro rata portion of any bonus earned prior to the date of termination, such payment to be made six months after the termination date, if he signs a general release waiving any claims he may then have against us and agrees not to compete against us for 12 months after the date of termination (15 months in the case of Mr. Adams).

Potential Payments Upon Termination of Employment or Upon Change in Control

In addition to the severance payments that may be paid to our named executive officers upon termination under their employment agreements, all of our named executive officers are also entitled to accelerated vesting of their unvested stock options upon a change in control of our Company.

The following table sets forth information concerning the payments that would be received by each named executive officer upon a termination of employment without cause or upon a change in control. The table assumes the termination occurred on December 31, 2009, using the fair value of $17.95 for each share of our common stock as of that date, which was the closing price per share of our common stock on the New York Stock Exchange on such date. The table below only shows additional amounts that the named executive officers would be entitled to receive upon termination, and does not show other items of compensation that may be earned and payable at such time, such as earned but unpaid base salary or bonuses.

Name	Severance Payment Upon Termination Without Cause or for Good Reason(1)	Accelerated Vesting of Stock Options Upon Change in Control
Tom P.H. Adams	$454,192	$410,775	(2)
Eric Eichmann	293,191	545,055	(3)
Brian D. Helman	258,191	396,244	(4)
Gregory W. Long	223,191	526,987	(5)
Michael C. Wu	238,191	128,366	(6)

(1)  Each of the named executives would receive an amount equal to 12 months of his base salary (15 months for Mr. Adams), a pro rata portion of any bonuses that he earned through his date of termination, and an amount equal to our cost of providing the executive with health benefits for 12 months (15 months for Mr. Adams). These payments would be made six months after the termination date. The amounts reflected in the table above reflect the executive’s 2009 base salary. The amounts reflected in the table above do not include any potential pro-rated bonuses that may be earned by the executive through his termination date.

(2)  As of December 31, 2009, Mr. Adams had unvested options to purchase 29,133 shares of our common stock with an exercise price of $3.85 per share and unvested options to purchase 147,579 shares of our common stock with an exercise price of $18.00 per share that would be accelerated upon a change in control of our Company.

(3)  As of December 31, 2009, Mr. Eichmann had unvested options to purchase 32,500 shares of our common stock with an exercise price of $3.85 per share and unvested options to purchase 7,313 shares of our common stock with an exercise price of $6.08 per share and unvested options to purchase 25,756 shares of our common stock with an exercise price of $18.00 per share that would be accelerated upon a change in control of our Company.

(4)  As of December 31, 2009, Mr. Helman had unvested options to purchase 33,382 shares of our common stock with an exercise price of $6.08 per share and unvested options to purchase 18,148 shares of our common stock with an exercise price of $18.00 per share that would be accelerated upon a change in control of our Company.

(5)  As of December 31, 2009, Mr. Long had unvested options to purchase 37,375 shares of our common stock with an exercise price of $3.85 per share and unvested options to purchase 13,513 shares of our common stock with an exercise price of $18.00 per share that would be accelerated upon a change in control of our Company.

(6)  As of December 31, 2009, Mr. Wu had unvested options to purchase 9,104 shares of our common stock with an exercise price of $3.85 and unvested options to purchase 14,917 shares of our common stock with an exercise price of $18.00 per share per share that would be accelerated upon a change in control of our Company.

TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2007, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described elsewhere in this proxy statement.

Tom P.H. Adams, our Chief Executive Officer, has a brother-in-law who is employed by one of the Company’s subsidiaries and earned approximately $45,176 in 2009. We anticipate that Mr. Adams’ brother-in-law will earn more than $120,000 in 2010. The amount of compensation for Mr. Adams’ brother-in-law is commensurate with that of other employees in similar positions.

Registration Rights

ABS Capital Partners, Norwest and Tom P.H. Adams and all of the former stockholders of Fairfield & Sons, Ltd. have registration rights with respect to the shares of capital stock that they hold, which registration rights were granted to them in connection with the initial founding of our company and the acquisition of Fairfield & Sons, Ltd. in 2006.

Procedures for Related Party Transactions

Under our code of business conduct and ethics and our policy governing related party transactions, our employees, officers and directors are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our general counsel who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter and our policy governing related party transactions, our Audit Committee must then approve any related-party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, our Audit Committee considers the relevant facts and circumstances available and deemed relevant to our Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director’s independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our code of business conduct and ethics and Audit Committee charter may be found at our corporate website www.rosettastone.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Our directorship is divided into three classes, with all of the members of one class standing for election each year to serve three year terms. Our Corporate Governance and Nominating Committee, consisting solely of independent directors, as determined by our Board of Directors under applicable NYSE listing standards, recommended the directors for nomination by our full Board of Directors. Based on that recommendation, our Board of Directors has nominated those directors for election at the Meeting.

Nominees

The following three incumbent members of Class I of our Board of Directors have all been nominated for re-election to our Board of Directors: Tom P.H. Adams, Phillip A. Clough and John E. Lindahl.

Each nominee, if elected, will serve until our annual meeting of stockholders in 2013 and until his or her qualified successor is elected, unless the nominee dies, resigns or is removed from our Board of Directors prior to such meeting. Although we know of no reason why any of the nominees would not be able to serve, if any nominee is unavailable for election, the proxy holder will vote your shares to approve the election of any substitute nominee proposed by our Board of Directors. Please see “Our Board of Directors and Nominees - Directors Standing for Election” above for information concerning each of our nominees standing for election.

Directors will be elected by a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the Meeting. As a result, the three nominees with the most votes will be elected. Broker non-votes will have no effect on the outcome of the election of directors.

Our Board of Directors recommends that you vote
“FOR” the election of each of the nominated directors.

PROPOSAL NO. 2
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements and the effectiveness of internal control over financial reporting for the year ending December 31, 2010, and directed that such engagement be submitted to the stockholders of Rosetta Stone for ratification. In recommending ratification by the stockholders of such engagement, the Board of Directors is acting upon the recommendation of the Audit Committee, which has satisfied itself as to Deloitte & Touche LLP’s independence, professional competence and standing. As a matter of good corporate governance we are asking stockholders to ratify this selection. One or more representatives of Deloitte & Touche LLP are expected to attend the Meeting and will have the opportunity to make a statement at the Meeting if they wish to do so. It is also expected that Deloitte & Touche LLP’s representative(s) will be available to respond to appropriate questions from stockholders.

Our Audit Committee’s Policy on Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

It is the policy of our Audit Committee to pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm on a case-by-case basis. The Audit Committee authorizes specific projects within categories of services, subject to a budget for each project. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report any pre-approval decisions to the Audit Committee at its next scheduled meeting. The independent auditor and management periodically report to the Audit Committee the actual fees incurred versus the pre-approved budget.

Fees Paid to Deloitte & Touche LLP

The following table shows fees that we paid (or accrued) for professional services rendered by Deloitte & Touche LLP for 2009 and 2008:

Fees Category	Year Ended December 31, 2009	Year Ended December 31, 2008
Audit Fees	$827,705	$779,904
Audit-Related Fees	782,001	1,293,093
Tax Fees	131,554	144,731
All Other Fees	—	—
Total All Fees	$1,741,260	$2,217,728

Audit Fees

These fees consist of amounts for professional services rendered in connection with the integrated audit of our financial statements and internal control over financial reporting, review of the interim financial statements included in quarterly reports, and statutory and regulatory filings or engagements.

Audit-Related Fees

These fees consist of amounts for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements that are not reported under “Audit Fees.”

Tax Fees

These fees consist of amounts paid for federal, state, local and foreign tax compliance, tax advice and tax planning and related matters.

All Other Fees

These fees consist of all other amounts we paid to Deloitte & Touche LLP during the applicable period that do not come within one of the foregoing categories.

Proposal No. 2 must be approved by a majority of the votes cast on the proposal. Abstentions and broker non-votes will not affect the outcome of the vote on this proposal. If the selection of Deloitte & Touche LLP is not ratified accordingly, our Board of Directors will consider whether we should select another independent registered public accounting firm.

Our Board of Directors recommends that you vote
“FOR” the ratification of the selection of Deloitte & Touche LLP.

PROPOSAL NO. 3
APPROVAL OF 2009 OMNIBUS INCENTIVE PLAN

Background

Our board of directors has adopted, and our stockholders have previously approved, the Rosetta Stone Inc. 2009 Omnibus Incentive Plan, or our 2009 Plan, effective February 27, 2009, prior to our becoming a public company. Our 2009 Plan is a broad-based incentive plan that provides for the grant of incentive stock options that satisfy the requirements of Section 422 of the Internal Revenue Code, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock, performance units, annual cash incentive awards, other stock-based awards and certain other cash awards. Our board of directors believes that our company’s success and long-term progress are dependent upon attracting and retaining qualified individuals who can serve as directors, officers, employees, consultants, and advisers, and aligning the interests of such individuals with those of its stockholders. Our 2009 Plan gives our board of directors and Compensation Committee the maximum flexibility to use various forms of incentive awards as part of our company’s overall compensation programs.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) and the guidance issued by the Internal Revenue Service thereunder generally prohibit our company from deducting for federal income tax purposes compensation in excess of $1 million that is paid to each of the chief executive officer and the other three highest compensated officers of our company (excluding the chief financial officer). That deduction limit does not apply, however, to certain compensation that satisfies the requirements of Section 162(m).

The deduction limit in Section 162(m) does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The requirements of Section 162(m) for performance-based compensation include stockholder approval of the material terms of the performance goals under which the compensation is paid. The material terms include (1) the employees eligible to receive compensation upon attainment of a goal, (2) the business criteria on which the goals may be based, and (3) the maximum amount payable to an employee upon attainment of a goal. Those terms were previously approved by the stockholders of our company when they approved our 2009 Plan prior to the completion of our initial public offering.

Section 162(m) requires that now that we are a public company we obtain stockholder re-approval of the performance goals for performance-based awards that are authorized to be granted under our 2009 Plan to certain employees in order for certain future awards to qualify as performance-based compensation that is exempt from the deduction limitation in Section 162(m) and thereby preserve our company’s federal income tax deduction for performance-based compensation paid to certain executive officers.

Material Terms of Performance Goals under Our 2009 Plan

The following summary of the material terms of the performance goals for performance-based awards under our 2009 Plan is qualified in its entirety by reference to the full text of our 2009 Plan attached as Appendix A to this Proxy Statement.

Performance stock awards and performance unit awards may be granted under our 2009 Plan to any common law employee of our company or any affiliate, any non-employee director and to certain consultants, agents, representatives, advisors, and independent contractors who render services to our company or an affiliate. Annual cash incentive awards may be granted under our 2009 Plan to key executive employees of our company or an affiliate who, by the nature and scope of their positions, regularly and directly make or influence policy decisions which significantly impact the overall results or success of our company.

Under our 2009 Plan, the maximum number of shares of our common stock with respect to which performance stock awards may be granted to an employee during a fiscal year is equal to twenty-five percent (25%) of the authorized shares of common stock (the “Authorized Shares”) and the maximum number of shares of our common stock with respect to which performance unit awards payable in shares of our common stock may be granted to an employee during a fiscal year is equal to twenty-five percent (25%) of the Authorized Shares. Under our 2009 Plan the maximum value of cash with respect to which performance unit awards payable in cash may be granted to an employee during a calendar year is $5,000,000 and the maximum amount that may be paid to a key executive employee under an all annual cash incentive awards granted to the employee during a calendar year is $5,000,000.

Under our 2009 Plan, performance stock awards, performance unit awards, and annual cash incentive awards are subject to the satisfaction of one or more performance goals during the applicable performance period. Performance goals for such awards will be determined by our Compensation Committee and will be designed to support our company’s business strategy and align participants’ interests with stockholder interests. Performance goals for performance stock awards, performance unit awards, and annual cash incentive awards to a “covered employee” (as defined in Section 162(m) and the regulations or other guidance promulgated by the Internal Revenue Service under Section 162(m)) (“Covered Employee”) that are intended to qualify as performance-based compensation under Section 162(m) will be based on the criteria contained in our 2009 Plan, including one or more of the following business criteria which were previously approved by our stockholders: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, total market value and customer satisfaction scores.

Achievement of the goals may be measured:

•                  individually, alternatively or in any combination; and

•                  with respect to our company, one or more business units or subsidiaries, a peer group of companies or any combination of the foregoing;

Our Compensation Committee may, in its discretion, decrease the amount payable under any award. The Compensation Committee may not increase the amount payable under an award.

In addition to the performance-based awards described above, our Compensation Committee may issue options and stock appreciation rights to Covered Employees that may constitute performance-based compensation under Section 162(m). Under our 2009 Plan, the maximum number of shares of our common stock with respect to which incentive stock options may be granted to an employee during a fiscal year is equal to twenty-five percent (25%) of the Authorized Shares, the maximum number of shares of our common stock with respect to which nonqualified stock options may be granted to an employee during a fiscal year is equal to twenty-five percent (25%) of the Authorized Shares, and the maximum number of shares of our common stock with respect to which stock appreciation rights may be granted to an employee during a fiscal year is equal to twenty-five percent (25%) of the Authorized Shares.

We initially reserved 2,437,744 shares of our common stock for issuance under our 2009 Plan. At December 31, 2009, there were 1,960,958 shares still available for issuance under our 2009 Plan.

Vote Required

The approval required by Section 162(m) of the material terms of the performance goals under our 2009 Plan requires the affirmative vote of the holders of at least a majority of our common stock present in person or represented by proxy and entitled to vote at the annual meeting; provided that the total votes cast on this proposal represent over 50% of the outstanding shares of our common stock. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes and abstentions could prevent the total votes cast on the proposal from representing 50% of our outstanding shares, but will not otherwise have an effect on the vote.

Plan Summary

Certain features of our 2009 Plan are summarized below. This summary does not purport to be complete, and is qualified in its entirety by reference to the full text of our 2009 Plan attached as Appendix A to this Proxy Statement.

Our employees are eligible to receive awards under our 2009 Plan. In addition, the non-employee directors of our company and consultants, agents, representatives, advisors and independent contractors who render services to our company and its affiliates that are not in connection with the offer and sale of our company’s securities in a capital raising transaction and do not directly or indirectly promote or maintain a market for our company’s securities will be eligible to receive awards settled in shares of our common stock, other than incentive stock options, under our 2009 Plan.

The maximum number of shares of our common stock with respect to which awards may be granted to an employee during a fiscal year is twenty-five percent (25%) of the Authorized Shares.

Our board of directors will administer our 2009 Plan with respect to awards to non-employee directors and our Compensation Committee will administer our 2009 Plan with respect to awards to employees and other non-employee service providers other than non-employee directors. In administering awards under our 2009 Plan our board of directors or the Compensation Committee, as applicable (the “committee”), has the power to determine the terms of the awards granted under our 2009 Plan, including the exercise price, the number of shares subject to each award and the exercisability of the awards. The committee also has full power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the plan.

Under our 2009 Plan, the committee may grant:

•                  options to acquire our common stock. The exercise price of options granted under our 2009 Plan must at least be equal to the fair market value of our common stock on the date of grant and the term of an option may not exceed ten years, except that with respect to an incentive stock option granted to any employee who owns more than 10% of the voting power of all classes of our outstanding stock as of the grant date the term must not exceed five years and the exercise price must equal at least 110% of the fair market value on the grant date.

•                  stock appreciation rights, or SARs, which allow the recipient to receive the appreciation in the fair market value of our common stock between the date of grant and the exercise date. The amount payable under the stock appreciation right may be paid in cash or with shares of our common stock, or a combination thereof, as determined by the committee.

•                  restricted stock awards, which are awards of our shares of common stock that vest in accordance with terms and conditions established by the committee.

•                  restricted stock units, which are awards that are based on the value of our common stock and may be paid in cash or in shares of our common stock.

Under our 2009 Plan, the committee may also grant performance stock and performance unit awards. Performance stock and performance units are awards that will result in a payment to a participant only if performance goals established by the committee are achieved or the award otherwise vests. It is intended that our 2009 Plan will conform with the standards of Section 162(m). The committee will establish organization or individual performance goals which, depending on the extent to which they are met, will determine the number and the value of performance stock and performance units to be paid out to participants. Payment under performance unit awards may be made in cash or in shares of our common stock with equivalent value, or in some combination, as determined by the committee.

The amount of, the vesting and the transferability restrictions applicable to any performance stock or performance unit award will be based upon the attainment of such performance goals as the committee may determine.

Awards may be granted under our 2009 Plan in substitution for stock options and other awards held by employees of other corporations who are about to become employees of our company or any of its subsidiaries. The terms and conditions of the substitute awards granted may vary from the terms and conditions set out in our 2009 Plan to the extent our board of directors may deem appropriate.

The existence of outstanding awards will not affect in any way the right or power of our company to make any adjustments, recapitalizations, reorganizations or other changes in our company’s capital structure or its business. If our company shall effect a capital readjustment or any increase or reduction of the number of shares of our common stock outstanding, without receiving compensation therefor in money, services or property, then the number and per share price of our common stock subject to outstanding awards under our 2009 Plan shall be appropriately adjusted.

If we are not the surviving entity in any merger, consolidation or other reorganization; if we sell, lease or exchange or agree to sell, lease or exchange all or substantially all of our assets; if we are to be dissolved; or if we are a party to any other corporate transaction, then the committee may:

•                  accelerate the time at which some or all of the awards then outstanding may be exercised, after which all such awards that remain unexercised shall terminate;

•                  require the mandatory surrender to our company of some or all of the then outstanding awards as of a date in which event the committee will then cancel such awards and our company will pay to each such holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of our company in connection with such transaction over the exercise prices under such awards for such shares;

•                  have some or all outstanding awards assumed or have a new award of a similar nature substituted for some or all of the then outstanding awards;

•                  provide that the number of our shares of common stock covered by an award will be adjusted so that such award when exercised will then cover the number and class or series of our common stock or other securities or property to which the holder of such award would have been entitled pursuant to the terms of the agreement or plan relating to such transaction if the holder of such award had been the holder of record of the number of shares of our common stock then covered by such award; or

•                  make such adjustments to awards then outstanding as the committee deems appropriate to reflect such transaction.

After a merger or consolidation involving our company each holder of a restricted stock award granted under our 2009 Plan shall be entitled to have his restricted stock appropriately adjusted based on the manner in which the shares of our common stock were adjusted under the terms of the agreement of merger or consolidation.

Awards under our 2009 Plan shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A of the Internal Revenue Code.

Our board of directors may alter, amend, or terminate our 2009 Plan and the committee may alter, amend, or terminate any award agreement in whole or in part; however, no termination, amendment, or modification shall adversely affect in any material way any award previously granted, without the written consent of the holder.

Our 2009 Plan became effective February 27, 2009. No awards may be granted under our 2009 Plan on or after the tenth anniversary of the effective date, unless our 2009 Plan is subsequently amended, with the approval of stockholders, to extend the termination date.

U.S. Federal Income Tax Consequences of Awards Granted Under Our 2009 Plan

The following is a general summary of certain of the U.S. Federal income tax consequences to participants who are either U.S. citizens or residents of certain transactions with respect to awards granted under our 2009 Plan.

Incentive Stock Options

When the committee grants an employee an incentive stock option to purchase shares of our common stock under our 2009 Plan, the employee will not be required to recognize any U.S. Federal taxable income as a result of the grant or as a result of the employee’s exercise of the incentive stock option; however, the difference between the exercise price and the fair market value of the shares of our common stock at the time of exercise is an item of tax preference that may require payment of an alternative minimum tax. On the sale of the shares acquired through exercise of an incentive stock option (assuming such sale does not occur within two years of the date of grant of the option or within one year from the date of exercise), any gain (or loss) will be taxed as long term capital gain (or loss) and our company will not be entitled to any deduction in connection with the sale (or the grant or exercise) of the incentive stock option. With respect to a sale of shares that occurs after the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares.

However, if the employee sells the shares acquired upon exercise of an incentive stock option before the later of (i) two years from the date of grant and (ii) one year from the date of exercise, the employee will be treated as having received, at the time of sale, compensation taxable as ordinary income, and our company will be entitled to a corresponding deduction. The amount treated as compensation income is the excess of the fair market value of the shares at the time of exercise over the exercise price, and any amount realized in excess of the fair market value of the shares at the time of exercise would be treated as long or short term capital gain, depending on how long such shares were held. With respect to a sale of shares that occurs before the later of two years from the date of grant and one year from the date of exercise, the tax basis of the shares for the purpose of a subsequent sale includes the option price paid for the shares and the compensation income reported at the time of sale of the shares.

Nonqualified Stock Options

When the committee grants a nonqualified stock option to purchase shares of our common stock under our 2009 Plan, the recipient will not be required to recognize any U.S. Federal taxable income as a result of the grant.

However, the recipient will be required to recognize ordinary income on the date the recipient exercises the nonqualified stock option. Generally, the measure of the income will be equal to the difference between the fair market value of the shares of our common stock acquired on the date the shares are acquired and the option price. The tax basis of the shares acquired on exercise of the nonqualified stock option for the purpose of a subsequent sale includes the option price paid and the ordinary income reported on exercise of the nonqualified stock option. The income reportable on exercise of the nonqualified stock option by an employee is subject to Federal tax withholding. Generally, our company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a nonqualified stock option.

Stock Appreciation Rights

The grant of a SAR under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our company, at the time of grant. However, the recipient will be required to recognize ordinary income on the date the recipient exercises the SAR. Generally, the measure of the income will be equal to the amount realized on exercise of the SAR. The income reportable on exercise of the SAR by an employee is subject to Federal tax withholding. Generally, our company will be entitled to a deduction in the amount reportable as income by the recipient on the exercise of a SAR.

Restricted Stock Awards

The grant of a restricted stock award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our company, at the time of grant unless the recipient timely makes an election under Section 83(b) of the Internal Revenue Code, as described below. Upon the expiration of the forfeiture restrictions applicable to the restricted stock award (i.e., as the shares become vested), the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of those shares at that time over the amount (if any) the recipient paid for the shares. The income realized by an employee is subject to Federal tax withholding. The Company will be entitled to a deduction in the amount and at the time the recipient recognizes income. If an election under Section 83(b) of the Internal Revenue Code has not been made, any dividends received with respect to any restricted shares that are not vested (i.e., the forfeiture restrictions have not yet lapsed) generally will be treated as compensation that is taxable as ordinary income to the recipient and our company will be entitled to a corresponding deduction. With respect to any restricted shares that are vested (i.e., the forfeiture restrictions have lapsed), the recipient will be taxed on any dividends on such shares as the dividends are paid to the recipient and our company will not be entitled to deductions with respect to the dividends.

If a participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days of the date of transfer of the restricted shares awarded under the restricted stock award, the participant will recognize ordinary income on the date the shares are awarded. The amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest. However, if the shares are later forfeited, a loss can only be recognized up to the amount the participant paid, if any, for the shares.

Restricted Stock Unit Awards

The grant of a restricted stock unit award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for our company at the time of grant. At the time a restricted stock unit award vests or is paid the recipient will recognize ordinary income and our company will be entitled to a corresponding deduction. Generally, the measure of the income and deduction will be the fair market value of our company’s common stock at the time the restricted stock unit is settled.

Performance Stock and Performance Unit Awards

Performance stock awards granted under our 2009 Plan generally have the same tax consequences as restricted stock awards as discussed above (except that the compensation deduction limitation described below generally will not apply). A recipient of a performance unit award under our 2009 Plan generally will not realize U.S. Federal taxable income at the time of grant of the award, and our company will not be entitled to a deduction at that time with respect to the award. When the performance goals applicable to the performance unit award are attained and amounts are due under the award, the holder of the award will be treated as receiving compensation taxable as ordinary income, and our company will be entitled to a corresponding deduction.

Annual Cash Incentive Awards

The grant of an annual cash incentive award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time the annual cash incentive award is settled in cash, the recipient will recognize ordinary income and our company will be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

Other Cash-Based and Stock-Based Awards

The grant of a cash-based award under our 2009 Plan generally will not result in the recognition of any U.S. Federal taxable income by the recipient or a deduction for us at the time of grant. At the time a cash-based award is settled in cash, the recipient will recognize ordinary income and our company will be entitled to a corresponding deduction, in the amount of cash received by the recipient under the award at that time.

Other stock-based awards granted under our 2009 Plan generally have the same tax consequences as restricted stock unit awards.

Compensation Deduction Limitation

Under Section 162(m) our company’s Federal income tax deductions for certain compensation paid to Covered Employees is limited to $1,000,000 per year. Section 162(m) provides an exception to this limitation for certain “performance based” compensation approved by a committee consisting solely of at least two “outside directors.” We believe that options to purchase shares of our common stock, stock appreciation rights and performance-based awards granted under our 2009 Plan generally should qualify as performance based compensation for purposes of Section 162(m) of the Code.

New Plan Benefits

Our Compensation Committee and our board of directors, as applicable, in their discretion determine awards granted under our 2009 Plan and, therefore, our company is unable to determine the awards that will be granted in the future under our 2009 Plan. The following table sets forth the type and amount of awards that have been granted to the named executive officers and the specified groups of individuals through December 31, 2009 under 2009 Plan.

2009 Plan

THE 2009 AWARDS IN THIS TABLE FOR THE NAMED EXECUTIVE OFFICERS ARE INCLUDED IN THE 2009 SUMMARY COMPENSATION TABLE AND IN THE 2009 GRANTS OF PLAN-BASED AWARDS TABLE SET FORTH IN THIS PROXY STATEMENT AND ARE NOT ADDITIONAL AWARDS. THE 2009 AWARDS IN THIS TABLE FOR THE NON-EMPLOYEE DIRECTORS ARE INCLUDED IN THE 2009 DIRECTOR COMPENSATION TABLE SET FORTH IN THIS PROXY STATEMENT AND ARE NOT ADDITIONAL AWARDS.

Name and Position	Stock Option Awards (#)	Restricted Stock Awards (#)	Restricted Stock Unit Awards (#)
Tom P.H. Adams	147,579	238,066	0
Eric Eichmann	25,756	64,611	0
Brian D. Helman	18,148	44,250	0
Gregory W. Long	13,513	22,124	0
Michael C. Wu	14,917	30,974	0
All current executive officers as a group (1)	219,913	400,025	0
All current non-employee directors as a group	19,181	0	10,551
All current employees except current executive officers as a group	133,798	191,468	0

(1)               Reflects net number of shares awarded after tax payment for shares withheld.

Our 2009 Plan will continue for 2010 and future years as permitted by applicable law. If our stockholders do not approve the material terms of the performance goals under our 2009 Plan the plan will still continue but awards to certain executives under the plan will not satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) and thus will not qualify for the exclusion from the $1 million deduction limitation that is available to our company under Section 162(m).

Equity Compensation Plan Information

The table below sets forth the following information as of the end of December 31, 2009 for (1) all compensation plans previously approved by our stockholders and (2) all compensation plans not previously approved by our stockholders.

	(a)	(b)	(c)
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of such outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,976,229	9.14	1,862,833
Equity compensation plans not approved by security holders	—	—	—

Total	1,976,229	9.14	1,862,833

In addition to our 2009 Plan, we maintain the Rosetta Stone Inc. 2006 Stock Incentive Plan, which was previously approved by our stockholders in 2006 prior to our initial public offering. We do not maintain any equity compensation plans that have not been approved by our stockholders.

Our Board recommends that you vote
“FOR” the approval of the 2009 Omnibus Incentive Plan

APPENDIX A

ROSETTA STONE INC.

2009 OMNIBUS INCENTIVE PLAN

A-i

A-ii

A-iii

A-iv

A-v

ROSETTA STONE INC.
2009 OMNIBUS INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT, PURPOSE AND DURATION

1.1                                 Establishment.   The Company hereby establishes an incentive compensation plan, to be known as the “Rosetta Stone Inc. 2009 Omnibus Incentive Plan,” as set forth in this document. The Plan permits the grant of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards. The Plan is effective as of February 27, 2009 (the “Effective Date”), provided that the Company’s shareholders approve the adoption of the Plan within one year after the Effective Date.

1.2                                 Purpose of the Plan.   The Plan is intended to advance the best interests of the Company, its Affiliates and its stockholders by providing those persons who have substantial responsibility for the management and growth of the Company and its Affiliates with additional performance incentives and an opportunity to obtain or increase their proprietary interest in the Company, thereby encouraging them to continue in their employment or affiliation with the Company or its Affiliates.

1.3                                 Duration of Plan.   The Plan shall continue indefinitely until it is terminated pursuant to Section 16.1. No Awards may be granted under the Plan on or after the tenth anniversary of the Effective Date. The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding. Notwithstanding the foregoing, no Incentive Stock Options may be granted more than ten years after the earlier of (a) adoption of the Plan by the Board, and (b) the Effective Date.

ARTICLE II

DEFINITIONS

The words and phrases defined in this Article shall have the meaning set out below throughout the Plan, unless the context in which any such word or phrase appears reasonably requires a broader, narrower or different meaning.

2.1                                 “Affiliate” means any corporation, partnership, limited liability company or association, trust or other entity or organization which, directly or indirectly, controls, is controlled by, or is under common control with, the Company. For purposes of the preceding sentence, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”), as used with respect to any entity or organization, shall mean the possession, directly or indirectly, of the power (a) to vote more than fifty percent (50%) of the securities having ordinary voting power for the election of directors of the controlled entity or organization, or (ii) to direct or cause the direction of the management and policies of the controlled entity or organization, whether through the ownership of voting securities or by contract or otherwise.

2.2                                 “Annual Cash Incentive Award” means an Award granted to a key executive Employee pursuant to Article XI.

2.3                                 “Authorized Shares” shall have the meaning ascribed to that term in Section 4.1(a).

2.4                                 “Award” means, individually or collectively, a grant under the Plan of Incentive Stock Options, Nonqualified Stock Options, SARs, Restricted Stock, RSUs, Performance Stock Awards, Performance Unit

Awards, Annual Cash Incentive Awards, Other Stock-Based Awards and Cash-Based Awards, in each case subject to the terms and provisions of the Plan.

2.5                                 “Award Agreement” means an agreement that sets forth the terms and conditions applicable to an Award granted under the Plan.

2.6                                 “Board” means the board of directors of the Company.

2.7                                 “Cash-Based Award” means an Award granted pursuant to Article XIII.

2.8                                 “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

2.9                                 “Committee” means (a) in the case of an Award granted to a Director, the Board, and (b) in the case of any other Award granted under the Plan, the Compensation Committee of the Board or, if the Compensation Committee of the Board chooses to delegate it duties, a committee of at least two persons who are members of the Compensation Committee of the Board and are appointed by the Compensation Committee of the Board to administer the Plan. Each member of the Committee in respect of his or her participation in any decision with respect to an Award that is intended to satisfy the requirements of section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized by the Committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.

2.10                           “Company” means Rosetta Stone Inc., a Delaware corporation, or any successor (by reincorporation, merger or otherwise).

2.11                           “Corporate Change” shall have the meaning ascribed to that term in Section 4.5(c).

2.12                           “Covered Employee” means an Employee who is a “covered employee,” as defined in section 162(m) of the Code and the regulations or other guidance promulgated by the Internal Revenue Service under section 162(m) of the Code, or any successor statute.

2.13                           “Director” means a director of the Company who is not an Employee.

2.14                           “Disability” means as determined by the Committee in its discretion exercised in good faith, (a) in the case of an Award that is exempt from the application of the requirements of Section 409A, a physical or mental condition of the Holder that would entitle him to payment of disability income payments under the Company’s long-term disability insurance policy or plan for employees as then in effect; or in the event that the Holder is a Director or is not covered, for whatever reason, under the Company’s long-term disability insurance policy or plan for employees or in the event the Company does not maintain such a long-term disability insurance policy, “Disability” means a permanent and total disability as defined in section 22(e)(3) of the Code and (b) in the case of an Award that is not exempt from the application of the requirements of Section 409A, (i) the Holder is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) the Holder is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. A determination of Disability may be made by a physician selected or approved by the Committee and, in this respect, the Holder shall submit to an examination by such physician upon request by the Committee.

2.15                           “Dividend Equivalent” means a payment equivalent in amount to dividends paid to the Company’s stockholders.

2.16                           “Effective Date” shall have the meaning ascribed to that term in Section 1.1.

2.17                           “Employee” means (a) a person employed by the Company or any Affiliate as a common law employee or (b) a person who has agreed to become a common law employee of the Company or any Affiliate and is expected to become such within six (6) months from the date of a determination made for purposes of the Plan.

2.18                           “Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor act.

2.19                           “Fair Market Value” of the Stock as of any particular date means,

(a)                                  if the Stock is traded on a stock exchange,

(i)                                and if the Stock is traded on that date, the closing sale price of the Stock on that date; or

(ii)                             and if the Stock is not traded on that date, the closing sale price of the Stock on the last trading date immediately preceding that date;

as reported on the principal securities exchange on which the Stock is traded; or

(b)                                 if the Stock is traded in the over-the-counter market,

(i)                                and if the Stock is traded on that date, the average between the high bid and low asked price on that date; or

(ii)                             and if the Stock is not traded on that date, the average between the high bid and low asked price on the last trading date immediately preceding that date;

as reported in such over-the-counter market; provided, however, that (x) if the Stock is not so traded, or (y) if, in the discretion of the Committee, another means of determining the fair market value of a share of Stock at such date shall be necessary or advisable, the Committee may provide for another method or means for determining such fair market value, which method or means shall comply with the requirements of a reasonable valuation method as described under Section 409A.

2.20                           “Fiscal Year” means the calendar year.

2.21                           “Freestanding SAR” means a SAR that is granted independently of any Options, as described in Article VI.

2.22                           “Full Value Award” means an Award other than in the form of an ISO, NQSO, or SAR, and which is settled by the issuance of shares of Stock.

2.23                           “Holder” means a person who has been granted an Award or any person who is entitled to receive shares of Stock or cash under an Award.

2.24                           “Incentive Stock Option” or “ISO” means an option to purchase Stock granted pursuant to Article V that is designated as an Incentive Stock Option and that is intended to satisfy the requirements of section 422 of the Code.

2.25                           “Insider” shall mean an individual who is, on the relevant date, an officer, a Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.26                           “Minimum Statutory Tax Withholding Obligation” means, with respect to an Award, the amount the Company or an Affiliate is required to withhold for federal, state, local and foreign taxes based upon the applicable minimum statutory withholding rates required by the relevant tax authorities.

2.27                           “Nonqualified Stock Option” or “NQSO” means a “nonqualified stock option” to purchase Stock granted pursuant to Article V that does not satisfy the requirements of section 422 of the Code.

2.28                           “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.29                           “Option Price” shall have the meaning ascribed to that term in Section 5.4.

2.30                           “Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms and provisions of the Plan that is granted pursuant to Article XII.

2.31                           “Parent Corporation” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if, at the time of the action or transaction, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.32                           “Performance-Based Compensation” means compensation under an Award that satisfies the requirements of section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.33                           “Performance Goals” means one or more of the criteria described in Section 9.2 on which the performance goals applicable to an Award are based.

2.34                           “Performance Stock Award” means an Award designated as a performance stock award granted to a Holder pursuant to Article IX.

2.35                           “Performance Unit Award” means an Award designated as a performance unit award granted to a Holder pursuant to Article IX.

2.36                           “Period of Restriction” means the period during which Restricted Stock is subject to a substantial risk of forfeiture (based on the passage of time, the achievement of Performance Goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article VII.

2.37                           “Permissible under Section 409A” means with respect to a particular action (such as, the grant, payment, vesting, settlement or deferral of an amount or award under the Plan) that such action shall not subject the compensation at issue to be subject to the additional tax or interest applicable under Section 409A.

2.38                           “Plan” means the Rosetta Stone Inc. 2009 Omnibus Incentive Plan, as set forth in this document as it may be amended from time to time.

2.39                           “Restricted Stock” means shares of restricted Stock issued or granted under the Plan pursuant to Article VII.

2.40                           “Restricted Stock Award” means an authorization by the Committee to issue or transfer Restricted Stock to a Holder.

2.41                           “RSU” means a restricted stock unit credited to a Holder’s ledger account maintained by the Company pursuant to Article VIII.

2.42                           “RSU Award” means an Award granted pursuant to Article VIII.

2.43                        “SAR” means a stock appreciation right granted under the Plan pursuant to Article VI.

2.44                           “Section 409A” means section 409A of the Code and Department of Treasury rules and regulations issued thereunder.

2.45                           “Separation from Service” means the termination of the Award recipient’s employment or service relationship with the Company and all Affiliates as determined under Section 409A. “Separation from Service” means, in the case of an ISO, the termination of the Employee’s employment relationship with all of the Company, any Parent Corporation, any Subsidiary Corporation and any parent or subsidiary corporation (within the meaning of section 422(a)(2) of the Code) of any such corporation that issues or assumes an ISO in a transaction to which section 424(a) of the Code applies.

2.46                           “Stock” means the common stock of the Company, $0.00005 par value per share (or such other par value as may be designated by act of the Company’s stockholders).

2.47                           “Subsidiary Corporation” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the action or transaction, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2.48                        “Substantial Risk of Forfeiture” shall have the meaning ascribed to that term in Section 409A.

2.49                           “Tandem SAR” means a SAR that is granted in connection with a related Option pursuant to Article VI herein, the exercise of which shall require forfeiture of the right to purchase a share of Stock under the related Option (and when a share of Stock is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.50                           “Ten Percent Stockholder” means an individual, who, at the time the applicable Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent Corporation or Subsidiary Corporation. An individual shall be considered as owning the stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

2.51                           “Third Party Service Provider” means any consultant, agent, representative, advisor, or independent contractor who renders services to the Company or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

ARTICLE III

ELIGIBILITY

Except as otherwise specified in this Article III, the persons who are eligible to receive Awards under the Plan are Employees, Directors and Third Party Service Providers, provided, however, that (a) only those persons who are, on the dates of grant, key employees of the Company or any Parent Corporation or Subsidiary Corporation are eligible for grants of Incentive Stock Options under the Plan, (b) the only persons who are eligible to receive Annual Cash Incentive Awards under the Plan are key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company and (c) Directors and Third Party Service Providers are only eligible to receive NQSO, SAR and Full Value Awards. Awards other than ISOs, Performance Stock Awards, Performance Units Awards or Annual Cash Incentive Awards may also be granted to a person who is expected to become a key Employee within six months.

ARTICLE IV

GENERAL PROVISIONS RELATING TO AWARDS

4.1                                 Authority to Grant Awards.   The Committee may grant Awards to those Employees, Directors and Third Party Service Providers as the Committee shall from time to time determine, under the terms and conditions of the Plan. Subject only to any applicable limitations set out in the Plan, the number of shares of Stock or other value to be covered by any Award to be granted under the Plan shall be as determined by the Committee in its sole discretion.

(a)                             The aggregate number of shares of Stock with respect to which Awards may be granted under the Plan is equal to the greater of (i) twelve percent (12%) of the number of shares of Stock outstanding on a fully diluted basis as of the Effective Date or (ii) twelve percent (12%) of the number of shares of Stock outstanding on a fully diluted basis as of the closing of the Company’s initial public offering of its Stock (the “Authorized Shares”).

(b)                            The aggregate number of shares of Stock with respect to which ISOs may be granted under the Plan is equal to the Authorized Shares.

(c)                             The maximum number of shares of Stock with respect to which ISOs may be granted to an Employee during a Fiscal Year is equal to twenty-five percent (25%) of the Authorized Shares. The maximum number of shares of Stock with respect to which NQSOs may be granted to an Employee during a Fiscal Year is equal to twenty-five percent (25%) of the Authorized Shares. The maximum number of shares of Stock with respect to which SARs may be granted to an Employee during a Fiscal Year is equal to twenty-five percent (25%) of the Authorized Shares. The maximum number of shares of Stock with respect to which Performance Stock Awards may be granted to an Employee during a Fiscal Year is equal to twenty-five percent (25%) of the Authorized Shares. The maximum number of shares of Stock with respect to which Performance Unit Awards payable in shares of Stock may be granted to an Employee during a Fiscal Year is equal to twenty-five percent (25%) of the Authorized Shares . The maximum value of cash with respect to which Performance Unit Awards payable in cash may be granted to an Employee during a Fiscal Year, determined as of the dates of grants of the Performance Unit Awards, is $5,000,000. The maximum amount that may be paid to a key executive Employee under Annual Cash Incentive Award(s) granted to an Employee during a Fiscal Year is $5,000,000.

(d)                            Each of the foregoing numerical limits stated in this Section 4.2 shall be subject to adjustment in accordance with the provisions of Section 4.5.

4.2                                 Shares That Count Against Limit.

(a)                                  If shares of Stock are withheld from payment of an Award to satisfy tax obligations with respect to the Award, such shares of Stock will count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(b)                                 If shares of Stock are tendered in payment of an Option Price of an Option, such shares of Stock will not be added to the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

(c)                                  To the extent that any outstanding Award is forfeited or cancelled for any reason or is settled in cash in lieu of shares of Stock, the shares of Stock allocable to such portion of the Award may again be subject to an Award granted under the Plan.

(d)                                 When a SAR is settled in shares of Stock, the number of shares of Stock subject to the SAR under the SAR Award Agreement will be counted against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan as one share for every share subject to the SAR, regardless of the number of shares used to settle the SAR upon exercise.

(e)                                  The maximum number of shares of Stock available for issuance under the Plan shall not be reduced to reflect any dividends or Dividend Equivalents that are reinvested into additional shares of Stock or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or other Stock-Based Awards.

4.3                                 Non-Transferability.   Except as specified in the applicable Award Agreements or in domestic relations court orders, an Award shall not be transferable by the Holder other than by will or under the laws of descent and distribution, and shall be exercisable, during the Holder’s lifetime, only by him or her. Any attempted assignment of an Award in violation of this Section shall be null and void. In the discretion of the Committee, any attempt to transfer an Award other than under the terms of the Plan and the applicable Award Agreement may terminate the Award.

4.4                                 Requirements of Law.   The Company shall not be required to sell or issue any shares of Stock under any Award if issuing those shares of Stock would constitute or result in a violation by the Holder or the Company of any provision of any law, statute or regulation of any governmental authority. Specifically, in connection with any applicable statute or regulation relating to the registration of securities, upon exercise of any Option or pursuant to any other Award, the Company shall not be required to issue any shares of Stock unless the Committee has received evidence satisfactory to it to the effect that the Holder will not transfer the shares of Stock except in accordance with applicable law, including receipt of an opinion of counsel satisfactory to the Company to the effect that any proposed transfer complies with applicable law. The determination by the Committee on this matter shall be final, binding and conclusive. The Company may, but shall in no event be obligated to, register any shares of Stock covered by the Plan pursuant to applicable securities laws of any country or any political subdivision. In the event the shares of Stock issuable on exercise of an Option or pursuant to any other Award are not registered, the Company may imprint on the certificate evidencing the shares of Stock any legend that counsel for the Company considers necessary or advisable to comply with applicable law, or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law. The Company shall not be obligated to take any other affirmative action in order to cause or enable the exercise of an Option or any other Award, or the issuance of shares of Stock pursuant thereto, to comply with any law or regulation of any governmental authority.

4.5                                 Changes in the Company’s Capital Structure.

(a)                                  The existence of outstanding Awards shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of bonds, debentures, preferred or prior preference shares ahead of or affecting the Stock or Stock rights, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its assets or business or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)                                 If the Company shall effect a subdivision or consolidation of Stock or other capital readjustment, the payment of a Stock dividend, or other increase or reduction of the number of shares of Stock outstanding, without receiving compensation therefor in money, services or property, then (1) the number, class or series and per share price of Stock subject to outstanding Awards under the Plan shall be appropriately adjusted in such a manner as to entitle a Holder to receive upon exercise of an Award, for the same aggregate cash consideration, the equivalent total number and class or series of Stock the Holder would have received had the Holder exercised his or her Award in full immediately prior to the event requiring the adjustment, and (2) the number and class or series of Stock then reserved to be issued under the Plan shall be adjusted by substituting for the total number and class or series of Stock then reserved, that number and class or series of Stock that would have been received by the owner of an equal number of outstanding shares of Stock of each class or series of Stock as the result of the event requiring the adjustment.

(c)                                  If while unexercised Awards remain outstanding under the Plan (1) the Company shall not be the surviving entity in any merger, consolidation or other reorganization (or survives only as a subsidiary of an entity other than an entity that was wholly-owned by the Company immediately prior to such merger, consolidation or other reorganization), (2) the Company sells, leases or exchanges or agrees to sell, lease or exchange all or substantially all of its assets to any other person or entity (other than an entity wholly-owned by the Company), (3) the Company is to be dissolved or (4) the Company is a party to any other corporate transaction (as defined under section 424(a) of the Code and applicable Department of Treasury regulations) that is not described in clauses (1), (2) or (3) of this sentence (each such event is referred to herein as a “Corporate Change”), then, except as otherwise provided in an Award Agreement or another agreement between the Holder and the Company (provided that such exceptions shall not apply in the case of a reincorporation merger), or as a result of the Committee’s effectuation of one or more of the alternatives described below, there shall be no acceleration of the time at which any Award then outstanding may be exercised, and no later than ten days after the approval by the stockholders of the Company of such Corporate Change, the Committee, acting in its sole and absolute discretion without the consent or approval of any Holder, shall act to effect one or more of the following alternatives, which may vary among individual Holders and which may vary among Awards held by any individual Holder (provided that, with respect to a reincorporation merger in which Holders of the Company’s ordinary shares will receive one ordinary share of the successor corporation for each ordinary share of the Company, none of such alternatives shall apply and, without Committee action, each Award shall automatically convert into a similar award of the successor corporation exercisable for the same number of ordinary shares of the successor as the Award was exercisable for ordinary shares of Stock of the Company):

(1)                                  accelerate the time at which some or all of the Awards then outstanding may be exercised so that such Awards may be exercised in full for a limited period of time on or before a specified date (before or after such Corporate Change) fixed by the Committee, after which specified date all such Awards that remain unexercised and all rights of Holders thereunder shall terminate;

(2)                                  require the mandatory surrender to the Company by all or selected Holders of some or all of the then outstanding Awards held by such Holders (irrespective of whether such Awards are then exercisable under the provisions of the Plan or the applicable Award Agreement evidencing such Award) as of a date, before or after such Corporate Change, specified by the Committee, in which event the Committee shall thereupon cancel such Award and the Company shall pay to each such Holder an amount of cash per share equal to the excess, if any, of the per share price offered to stockholders of the Company in connection with such Corporate Change over the exercise prices under such Award for such shares;

(3)                                  with respect to all or selected Holders, have some or all of their then outstanding Awards (whether vested or unvested) assumed or have a new award of a similar nature substituted for some or all of their then outstanding Awards under the Plan (whether vested or unvested) by an entity which is a party to the transaction resulting in such Corporate Change and which is then employing such Holder or which is affiliated or associated with such Holder in the same or a substantially similar manner as the Company prior to the Corporate Change, or a parent or subsidiary of such entity, provided that (A) such assumption or substitution is on a basis where the excess of the aggregate fair market value of the Stock subject to the Award immediately after the assumption or substitution over the aggregate exercise price of such Stock is equal to the excess of the aggregate fair market value of all Stock subject to the Award immediately before such assumption or substitution over the aggregate exercise price of such Stock, and (B) the assumed rights under such existing Award or the substituted rights under such new Award, as the case may be, will have the same terms and conditions as the rights under the existing Award assumed or substituted for, as the case may be;

(4)                                  provide that the number and class or series of Stock covered by an Award (whether vested or unvested) theretofore granted shall be adjusted so that such Award when exercised shall thereafter cover the number and class or series of Stock or other securities or property (including, without limitation, cash) to which the Holder would have been entitled pursuant to the terms of the agreement or plan relating to such Corporate Change if, immediately prior to such Corporate Change, the Holder had been the holder of record of the number of shares of Stock then covered by such Award; or

(5)                                  make such adjustments to Awards then outstanding as the Committee deems appropriate to reflect such Corporate Change (provided, however, that the Committee may determine in its sole and absolute discretion that no such adjustment is necessary to reflect such Corporate Change).

Any adjustment effected by the Committee under Section 4.5 shall be designed to provide the Holder with the intrinsic value of his or her Award, as determined prior to the Corporate Change, or, if applicable, equalize the Fair Market Value of the Award before and after the Corporate Change.

In effecting one or more of the alternatives set out in paragraphs (3), (4) or (5) immediately above, and except as otherwise may be provided in an Award Agreement, the Committee, in its sole and absolute discretion and without the consent or approval of any Holder, may accelerate the time at which some or all Awards then outstanding may be exercised.

(d)                                 In the event of changes in the outstanding Stock by reason of recapitalizations, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this

Section 4.5, any outstanding Award and any Award Agreement evidencing such Award shall be subject to adjustment by the Committee in its sole and absolute discretion as to the number and price of Stock or other consideration subject to such Award. In the event of any such change in the outstanding Stock, the aggregate number of shares of Stock available under the Plan may be appropriately adjusted by the Committee, whose determination shall be conclusive.

(e)                                  After a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation, each Holder shall be entitled to have his Restricted Stock appropriately adjusted based on the manner in which the shares of Stock were adjusted under the terms of the agreement of merger or consolidation.

(f)                                    The issuance by the Company of stock of any class or series, or securities convertible into, or exchangeable for, stock of any class or series, for cash or property, or for labor or services either upon direct sale or upon the exercise of rights or warrants to subscribe for them, or upon conversion or exchange of stock or obligations of the Company convertible into, or exchangeable for, stock or other securities, shall not affect, and no adjustment by reason of such issuance shall be made with respect to, the number, class or series, or price of shares of Stock then subject to outstanding Awards.

4.6                                 Election Under Section 83(b) of the Code.   No Holder shall exercise the election permitted under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel of the Company. Any Holder who makes an election under section 83(b) of the Code with respect to any Award without the prior written approval of the General Counsel of the Company may, in the discretion of the Committee, forfeit any or all Awards granted to him or her under the Plan.

4.7                                 Forfeiture for Cause.   Notwithstanding any other provision of the Plan or an Award Agreement, if the Committee finds by a majority vote that a Holder, before or after his Separation from Service (a) committed a felony or a crime involving moral turpitude or committed any other act or omission involving fraud, embezzlement or any other act of dishonesty in the course of his employment by the Company or an Affiliate which conduct damaged the Company or an Affiliate; (b) substantially and repeatedly failed to perform duties of the office held by the Holder as reasonably directed by the Company or an Affiliate, (c) committed gross negligence or willful misconduct with respect to the Company or an Affiliate; (d) committed a material breach of any employment agreement between the Holder and the Company or an Affiliate that is not cured within ten (10) days after receipt of written notice thereof from the Company or the Affiliate, as applicable; (e) failed, within ten (10) days after receipt by the Holder of written notice thereof from the Company or an Affiliate, to correct, cease or otherwise alter any failure to comply with instructions or other action or omission which the Board reasonably believes does or may materially or adversely affect the Company’s or an Affiliate’s business or operations, (f) committed misconduct which is of such a serious or substantial nature that a reasonable likelihood exists that such misconduct will materially injure the reputation of the Company or an Affiliate, (g) harassed or discriminated against the Company’s or an Affiliate’s employees, customers or vendors in violation of the Company’s policies with respect to such matters, (h) misappropriated funds or assets of the Company or an Affiliate for personal use or willfully violated the Company policies or standards of business conduct as determined in good faith by the Board, (i) failed, due to some action or inaction on the part of the Holder, to have immigration status that permits the Holder to maintain full-time employment with the Company or an Affiliate in the United States in compliance with all applicable immigration law, (j) disclosed trade secrets of the Company or an Affiliate, then as of the date the Committee makes its finding, any Awards awarded to the Holder that have not been exercised by the Holder (including all Awards that have not yet vested) will be forfeited to the Company. The findings and decision of the Committee or the Board, if applicable, with respect to such matter, including those regarding the acts of the Holder and the damage done to the Company, will be final for all purposes. No decision of the Committee, however, will affect the finality of the discharge of the individual by the Company or an Affiliate.

4.8                                 Forfeiture Events.   The Committee may specify in an Award Agreement that the Holder’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, Separation from Service for cause, Separation from Service for any other reason, violation of material policies of the Company and its Affiliates, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Holder, or other conduct by the Holder that is detrimental to the business or reputation of the Company and its Affiliates.

4.9                                 Award Agreements.   Each Award shall be embodied in a written Award Agreement that shall be subject to the terms and conditions of the Plan. The Award Agreement shall be signed by an executive officer of the Company, other than the Holder, on behalf of the Company, and may be signed by the Holder to the extent required by the Committee. The Award Agreement may specify the effect of a change in control of the Company on the Award. The Award Agreement may contain any other provisions that the Committee in its discretion shall deem advisable which are not inconsistent with the terms and provisions of the Plan.

4.10                           Amendments of Award Agreements.   The terms of any outstanding Award under the Plan may be amended from time to time by the Committee in its discretion in any manner that it deems appropriate and that is consistent with the terms of the Plan. However, no such amendment shall adversely affect in a material manner any right of a Holder without his or her written consent. Except as specified in Section 4.5(b), the Committee may not directly or indirectly lower the exercise price of a previously granted Option or the grant price of a previously granted SAR.

4.11                           Rights as Stockholder.   A Holder shall not have any rights as a stockholder with respect to Stock covered by an Option, a SAR, an RSU, a Performance Unit, or an Other Stock-Based Award payable in Stock until the date, if any, such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such Stock.

4.12                           Issuance of Shares of Stock.   Shares of Stock, when issued, may be represented by a certificate or by book or electronic entry.

4.13                           Restrictions on Stock Received.   The Committee may impose such conditions and/or restrictions on any shares of Stock issued pursuant to an Award as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock for a specified period of time.

4.14                           Compliance With Section 409A.   Awards shall be designed, granted and administered in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A. The Plan and each Award Agreement under the Plan that is intended to comply the requirements of Section 409A shall be construed and interpreted in accordance with such intent. If the Committee determines that an Award, Award Agreement, payment, distribution, deferral election, transaction, or any other action or arrangement contemplated by the provisions of the Plan would, if undertaken, cause a Holder to become subject to additional taxes under Section 409A, then unless the Committee specifically provides otherwise, such Award, Award Agreement, payment, distribution, deferral election, transaction or other action or arrangement shall not be given effect to the extent it causes such result and the related provisions of the Plan and/or Award Agreement will be deemed modified, or, if necessary, suspended in order to comply with the requirements of Section 409A to the extent determined appropriate by the Committee, in each case without the consent of or notice to the Holder. The exercisability of an Option or a SAR shall not be extended to the extent that such extension would subject the Holder to additional taxes under Section 409A.

4.15                           Date of Grant.   The date on which an option or SAR is granted shall be the date the Company completes the corporate action constituting an offer of stock for sale to a Holder under the terms and conditions of the Option or SAR; provided that such corporate action shall not be considered complete until the date on which the maximum number of shares that can be purchased under the Option and the minimum Option price are fixed or determinable. If the corporate action contemplates an immediate offer of stock for sale to a class of individuals, then the date of the granting of an Option is the time or date of that corporate action, if the offer is to be made immediately. If the corporate action contemplates a particular date on which the offer is to be made, then the date of grant is the contemplated date of the offer.

4.16                           Source of Shares Deliverable Under Awards.   Any shares of Stock delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued shares of Stock or of treasury shares of Stock.

ARTICLE V

OPTIONS

5.1                                 Authority to Grant Options.   Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Options under the Plan to eligible persons in such number and upon such terms as the Committee shall determine; provided that ISOs may be granted only to eligible Employees of the Company or of any Parent Corporation or Subsidiary Corporation (as permitted by section 422 of the Code and the regulations thereunder).

5.2                                 Type of Options Available.   Options granted under the Plan may be NQSOs or ISOs.

5.3                                 Option Agreement.   Each Option grant under the Plan shall be evidenced by an Award Agreement that shall specify (a) whether the Option is intended to be an ISO or an NQSO, (b) the Option Price, (c) the duration of the Option, (d) the number of shares of Stock to which the Option pertains, (e) the exercise restrictions, if any, applicable to the Option and (f) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. Notwithstanding the designation of an Option as an ISO in the applicable Award Agreement for such Option, to the extent the limitations of Section 5.11 of the Plan are exceeded with respect to the Option, the portion of the Option in excess of the limitation shall be treated as a NQSO. An Option granted under the Plan may not be granted with any Dividend Equivalents rights.

5.4                                 Option Price.   The price at which shares of Stock may be purchased under an Option (the “Option Price”) shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Ten Percent Stockholder, the Option Price must not be less than one hundred ten percent (110%) of the Fair Market Value of the shares of Stock on the date the ISO is granted. Subject to the limitations set forth in the preceding sentences of this Section 5.4, the Committee shall determine the Option Price for each grant of an Option under the Plan.

5.5                                 Duration of Option.   An Option shall not be exercisable after the earlier of (i) the general term of the Option specified in the applicable Award Agreement (which shall not exceed ten years, or, in the case of a Ten Percent Stockholder, no ISO shall be exercisable later than the fifth (5th) anniversary of the date of its grant) or (ii) the period of time specified in the applicable Award Agreement that follows the Holder’s Separation from Service.

5.6                                 Amount Exercisable.   Each Option may be exercised at the time, in the manner and subject to the conditions the Committee specifies in the Award Agreement in its sole discretion.

5.7                                 Exercise of Option.

(a)                                  General Method of Exercise. Subject to the terms and provisions of the Plan and the applicable Award Agreement, Options may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (1) that the Holder wishes to exercise such Option on the date such notice is so delivered, (2) the number of shares of Stock with respect to which the Option is to be exercised and (3) the address to which a stock certificate, if any, representing such shares of Stock should be mailed or delivered. Except in the case of exercise by a third party broker as provided below, in order for the notice to be effective the notice must be accompanied by payment of the Option Price by any combination of the following: (a) cash, certified check, bank draft or postal or express money order for an amount equal to the Option Price under the Option, (b) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee or an executive officer of the Company) or (c) any other form of payment which is acceptable to the Committee.

(b)                                 Exercise Through Third-Party Broker. The Committee may permit a Holder to elect to pay the Option Price and any applicable tax withholding resulting from such exercise by authorizing a third-party broker to sell all or a portion of the shares of Stock acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the Option Price and any applicable tax withholding resulting from such exercise.

5.8                                 Transferability—Incentive Stock Options.   Notwithstanding anything in the Plan or an Award Agreement to the contrary, no ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution, and all ISOs granted to an Employee under this Article V shall be exercisable during his or her lifetime only by such Employee.

5.9                                 Notification of Disqualifying Disposition.   If any Employee shall make any disposition of shares of Stock issued pursuant to the exercise of an ISO under the circumstances described in section 421(b) of the Code (relating to certain disqualifying dispositions), such Employee shall notify the Company of such disposition within ten (10) days thereof.

5.10                           No Rights as Stockholder.   A Holder of an Option shall not have any rights as a stockholder with respect to Stock covered by an Option until the date a stock certificate for such Stock is issued by the Company; and, except as otherwise provided in Section 4.5, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

5.11                           $100,000 Limitation on ISOs.   To the extent that the aggregate Fair Market Value of shares of Stock with respect to which ISOs first become exercisable by a Holder in any calendar year exceeds $100,000, taking into account both shares of Stock subject to ISOs under the Plan and Stock subject to ISOs under all other plans of the Company, such Options shall be treated as NQSOs. For this purpose, the “Fair Market Value” of the shares of Stock subject to Options shall be determined as of the date the Options were awarded. In reducing the number of Options treated as ISOs to meet the $100,000 limit, the most recently granted Options shall be reduced first. To the extent a reduction of simultaneously granted Options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Stock are to be treated as shares acquired pursuant to the exercise of an ISO.

5.12                           Separation from Service.   Each Award Agreement shall set forth the extent to which the Holder of an Option shall have the right to exercise the Option following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, need not be uniform among all Options issued pursuant to the Award Agreement or the Plan, and may reflect distinctions based on the reasons for termination.

ARTICLE VI

STOCK APPRECIATION RIGHTS

6.1                                 Authority to Grant SAR Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant SARs under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Holder and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs.

6.2                                 Type of Stock Appreciation Rights Available.   The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

6.3                                 General Terms.   Subject to the terms and conditions of the Plan, a SAR granted under the Plan shall confer on the recipient a right to receive, upon exercise thereof, an amount equal to the excess of (a) the Fair Market Value of one share of the Stock on the date of exercise over (b) the grant price of the SAR, which shall not be less than one hundred percent (100%) of the Fair Market Value of one share of the Stock on the date of grant of the SAR. The grant price of Tandem SARs shall be equal to the Option Price of the related Option. A SAR granted under the Plan may not be granted with any Dividend Equivalents rights.

6.4                                 SAR Agreement.   Each Award of SARs granted under the Plan shall be evidenced by an Award Agreement that shall specify (a) the grant price of the SAR, (b) the term of the SAR, (c) the vesting and termination provisions of the SAR and (d) such other provisions as the Committee shall determine that are not inconsistent with the terms and provisions of the Plan. The Committee may impose such additional conditions or restrictions on the exercise of any SAR as it may deem appropriate.

6.5                                 Term of SAR.   The term of a SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided that no SAR shall be exercisable on or after the tenth anniversary date of its grant. Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the excess of the Fair Market Value of the shares of Stock subject to the underlying ISO at the time the Tandem SAR is exercised over the Option Price of the underlying ISO; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the shares of Stock subject to the ISO exceeds the Option Price of the ISO.

6.6                                 Exercise of Freestanding SARs.   Subject to the terms and provisions of the Plan and the applicable Award Agreement, Freestanding SARs may be exercised in whole or in part from time to time by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. In accordance with applicable law, a Freestanding SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.7                                 Exercise of Tandem SARs.   Subject to the terms and provisions of the Plan and the applicable Award Agreement, Tandem SARs may be exercised for all or part of the shares of Stock subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option and by the delivery of written notice in the manner designated by the Committee stating (a) that the Holder wishes to exercise such SAR on the date such notice is so delivered, (b) the number of shares of Stock with respect to which the SAR is to be exercised and (c) the address to which the payment due under such SAR should be mailed. A Tandem SAR may be exercised only with respect to the shares of Stock for which its related Option is then exercisable. In accordance with applicable law, a Tandem SAR may be exercised upon whatever additional terms and conditions the Committee, in its sole discretion, imposes.

6.8                                 Payment of SAR Amount.   Upon the exercise of a SAR, a Holder shall be entitled to receive payment from the Company in an amount determined by multiplying the excess of the Fair Market Value of a share of Stock on the date of exercise over the grant price of the SAR by the number of shares of Stock with respect to which the SAR is exercised. At the discretion of the Committee, the payment upon SAR exercise may be in cash, in Stock of equivalent value, in some combination thereof or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR.

6.9                                 Separation from Service.   Each Award Agreement shall set forth the extent to which the Holder of a SAR shall have the right to exercise the SAR following the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee, may be included in the Award Agreement entered into with the Holder, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination or severance.

6.10                           Nontransferability of SARs.   Except as otherwise provided in a Holder’s Award Agreement, no SAR granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Holder’s Award Agreement, all SARs granted to a Holder under the Plan shall be exercisable during his or her lifetime only by the Holder, and after that time, by the Holder’s heirs or estate. Any attempted assignment of a SAR in violation of this Section 6.10 shall be null and void.

6.11                           No Rights as Stockholder.   A grantee of a SAR award, as such, shall have no rights as a stockholder.

6.12                           Restrictions on Stock Received.   The Committee may impose such conditions and/or restrictions on any shares of Stock received upon exercise of a SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Holder hold the shares of Stock received upon exercise of a SAR for a specified period of time.

ARTICLE VII

RESTRICTED STOCK AWARDS

7.1                                 Restricted Stock Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may make Awards of Restricted Stock under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Restricted Stock Award shall be determined by the Committee in its sole discretion. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Restricted Stock, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Restricted Stock Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

7.2           Restricted Stock Award Agreement.   Each Restricted Stock Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

7.3           Holder’s Rights as Stockholder.   Subject to the terms and conditions of the Plan, each recipient of a Restricted Stock Award shall have all the rights of a stockholder with respect to the shares of Restricted Stock included in the Restricted Stock Award during the Period of Restriction established for the Restricted Stock Award. Dividends paid with respect to Restricted Stock in cash or property other than shares of Stock or rights to acquire shares of Stock shall be paid to the recipient of the Restricted Stock Award currently. Dividends paid in shares of Stock or rights to acquire shares of Stock shall be added to and become a part of the Restricted Stock. During the Period of Restriction, certificates representing the Restricted Stock shall be registered in the Holder’s name and bear a restrictive legend to the effect that ownership of such Restricted Stock, and the enjoyment of all rights appurtenant thereto, are subject to the restrictions, terms, and conditions provided in the Plan and the applicable Award Agreement. Such certificates shall be deposited by the recipient with the Secretary of the Company or such other officer of the Company as may be designated by the Committee, together with all stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock which shall be forfeited in accordance with the Plan and the applicable Award Agreement.

ARTICLE VIII

RESTRICTED STOCK UNIT AWARDS

8.1           Authority to Grant RSU Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant RSU Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any RSU Award shall be determined by the Committee in its sole discretion. The Committee shall maintain a bookkeeping ledger account which reflects the number of RSUs credited under the Plan for the benefit of a Holder.

8.2           RSU Award.   An RSU Award shall be similar in nature to a Restricted Stock Award except that no shares of Stock are actually transferred to the Holder until a later date specified in the applicable Award Agreement. Each RSU shall have a value equal to the Fair Market Value of a share of Stock.

8.3           RSU Award Agreement.   Each RSU Award shall be evidenced by an Award Agreement that contains any Substantial Risk of Forfeiture, transferability restrictions, form and time of payment provisions and other provisions not inconsistent with the Plan as the Committee may specify.

8.4           Dividend Equivalents.   An Award Agreement for an RSU Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

8.5           Form of Payment Under RSU Award.   Payment under an RSU Award shall be made in either cash or shares of Stock as specified in the applicable Award Agreement.

8.6           Time of Payment Under RSU Award.   A Holder’s payment under an RSU Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the Fiscal Year in which the RSU Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

8.7           Holder’s Rights as Stockholder.   Each recipient of an RSU Award shall have no rights of a stockholder with respect to the Holder’s an RSUs. A Holder shall have no voting rights with respect to any RSU Awards.

ARTICLE IX

PERFORMANCE STOCK AWARDS AND PERFORMANCE UNIT AWARDS

9.1           Authority to Grant Performance Stock Awards and Performance Unit Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Performance Stock Awards and Performance Unit Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine. The amount of, the vesting and the transferability restrictions applicable to any Performance Stock Award or Performance Unit Award shall be based upon the attainment of such Performance Goals as the Committee may determine; provided, however, that the performance period for any Performance Stock Award or Performance Unit Award shall not be less than one year. If the Committee imposes vesting or transferability restrictions on a Holder’s rights with respect to Performance Stock Award or Performance Unit Awards, the Committee may issue such instructions to the Company’s share transfer agent in connection therewith as it deems appropriate. The Committee may also cause the certificate for shares of Stock issued pursuant to a Performance Stock Award or Performance Unit Award to be imprinted with any legend which counsel for the Company considers advisable with respect to the restrictions or, should the shares of Stock be represented by book or electronic entry rather than a certificate, the Company may take such steps to restrict transfer of the shares of Stock as counsel for the Company considers necessary or advisable to comply with applicable law.

9.2           Performance Goals.   A Performance Goal must be objective such that a third party having knowledge of the relevant facts could determine whether the goal is met. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Goals set forth in this Article IX, the Performance Goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation shall be limited to one or more of the following Performance Goals, which may be based on one or more business criteria that apply to the Holder, one or more business units or subsidiaries of the Company, or the Company as a whole: earnings per share, earnings per share growth, total shareholder return, economic value added, cash return on capitalization, increased revenue, revenue ratios (per employee or per customer), net income, stock price, market share, return on equity, return on assets, return on capital, return on capital compared to cost of capital, return on capital employed, return on invested capital, shareholder value, net cash flow, operating income, earnings before interest and taxes, cash flow, cash flow from operations, cost reductions, cost ratios (per employee or per customer), proceeds from dispositions, project completion time and budget goals, net cash flow before financing activities, customer growth, total market value and customer satisfaction scores. Goals may also be based on performance relative to a peer group of companies. Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Stock or Performance Unit Awards, it is intended that the Plan will conform with the standards of section 162(m) of the Code and Treasury Regulations § 1.162-27(e)(2)(i), and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Performance Stock or Performance Unit Awards made pursuant to the Plan shall be determined by the Committee.

9.3           Time of Establishment of Performance Goals.   With respect to a Covered Employee, a Performance Goal for a particular Performance Stock Award or Performance Unit Award must be established by the Committee prior to the earlier to occur of (a) 90 days after the commencement of the period of service to which the Performance Goal relates or (b) the lapse of 25 percent of the period of service, and in any event while the outcome is substantially uncertain.

9.4           Written Agreement.   Each Performance Stock Award or Performance Unit Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

9.5           Form of Payment Under Performance Unit Award.   Payment under a Performance Unit Award shall be made in cash and/or shares of Stock as specified in the Holder’s Award Agreement.

9.6           Time of Payment Under Performance Unit Award.   A Holder’s payment under a Performance Unit Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Performance Unit Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

9.7           Holder’s Rights as Stockholder With Respect to a Performance Stock Award.   Subject to the terms and conditions of the Plan, each Holder of a Performance Stock Award shall have all the rights of a stockholder with respect to the shares of Stock issued to the Holder pursuant to the Award during any period in which such issued shares of Stock are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares of Stock.

9.8           Increases Prohibited.   None of the Committee or the Board may increase the amount of compensation payable under a Performance Stock or Performance Unit Award. If the time at which a Performance Stock Award or Performance Unit Award will vest or be paid is accelerated for any reason, the number of shares of Stock subject to, or the amount payable under, the Performance Stock or Performance Unit Award shall be reduced pursuant to Department of Treasury Regulation section 1.162-27(e)(2)(iii) to reasonably reflect the time value of money.

9.9           Stockholder Approval.   No payments of Stock or cash will be made to a Covered Employee pursuant to this Article IX unless the stockholder approval requirements of Department of Treasury Regulation section 1.162-27(e)(4) are satisfied.

9.10         Dividend Equivalents.   An Award Agreement for a Performance Unit Award may specify that the Holder shall be entitled to the payment of Dividend Equivalents under the Award.

ARTICLE X

DIRECTOR AWARDS

All Awards to Directors shall be determined by the Board.

ARTICLE XI

ANNUAL CASH INCENTIVE AWARDS

11.1         Authority to Grant Annual Cash Incentive Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Annual Cash Incentive Awards under the Plan to key executive Employees who, by the nature and scope of their positions, regularly directly make or influence policy decisions which significantly impact the overall results or success of the Company in such amounts and upon such terms as the Committee shall determine. Subject to the following provisions in this Article XI, the amount of any Annual Cash Incentive Awards shall be based on the attainment of such Performance Goals as the Committee may determine and the term, conditions and limitations applicable to any Annual Cash Incentive Awards made pursuant to the Plan shall be determined by the Committee.

11.2         Covered Employees.   The Performance Goals upon which the payment or vesting of an Annual Cash Incentive Award to a Covered Employee that is intended to qualify as Performance-Based Compensation must meet the requirements of Sections 9.2, 9.3, 9.8 and 9.9 as applied to such Annual Cash Incentive Award.

11.3         Written Agreement.   Each Annual Cash Incentive Award shall be evidenced by an Award Agreement that contains any vesting, transferability restrictions and other provisions not inconsistent with the Plan as the Committee may specify.

11.4         Form of Payment Under Annual Cash Incentive Award.   Payment under an Annual Cash Incentive Award shall be made in cash.

11.5         Time of Payment Under Annual Cash Incentive Award.   A Holder’s payment under an Annual Cash Incentive Award shall be made at such time as is specified in the applicable Award Agreement. The Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Annual Cash Incentive Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

ARTICLE XII

OTHER STOCK-BASED AWARDS

12.1         Authority to Grant Other Stock-Based Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant other types of equity-based or equity-related Awards not otherwise described by the terms and provisions of the Plan (including the grant or offer for sale of unrestricted shares of Stock) under the Plan to eligible persons in such number and upon such terms as the Committee shall determine. Such Awards may involve the transfer of actual shares of Stock to Holders, or payment in cash or otherwise of amounts based on the value of shares of Stock and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

12.2         Value of Other Stock-Based Award.   Each Other Stock-Based Award shall be expressed in terms of shares of Stock or units based on shares of Stock, as determined by the Committee.

12.3         Payment of Other Stock-Based Award.   Payment, if any, with respect to an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash or shares of Stock as the Committee determines.

12.4         Separation from Service.   The Committee shall determine the extent to which a Holder’s rights with respect to Other Stock-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Other Stock-Based Awards issued pursuant to the Plan.

12.5         Time of Payment of Other Stock-Based Award.   A Holder’s payment under an Other Stock-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Other Stock-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

ARTICLE XIII

CASH-BASED AWARDS

13.1         Authority to Grant Cash-Based Awards.   Subject to the terms and provisions of the Plan, the Committee, at any time, and from time to time, may grant Cash-Based Awards under the Plan to eligible persons in such amounts and upon such terms as the Committee shall determine.

13.2         Value of Cash-Based Award.   Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee.

13.3         Payment of Cash-Based Award.   Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award, in cash.

13.4         Time of Payment of Cash-Based Award.   Payment under a Cash-Based Award shall be made at such time as is specified in the applicable Award Agreement. If a payment under the Award Agreement is subject to Section 409A, the Award Agreement shall specify that the payment will be made (1) by a date that is no later than the date that is two and one-half (2 1/2) months after the end of the calendar year in which the Cash-Based Award payment is no longer subject to a Substantial Risk of Forfeiture or (2) at a time that is Permissible under Section 409A.

13.5         Separation from Service.   The Committee shall determine the extent to which a Holder’s rights with respect to Cash-Based Awards shall be affected by the Holder’s Separation from Service. Such provisions shall be determined in the sole discretion of the Committee and need not be uniform among all Cash-Based Awards issued pursuant to the Plan.

ARTICLE XIV

SUBSTITUTION AWARDS

Awards may be granted under the Plan from time to time in substitution for stock options and other awards held by employees of other entities who are about to become Employees, or whose employer is about to become an Affiliate as the result of a merger or consolidation of the Company with another corporation, or the acquisition by the Company of substantially all the assets of another corporation, or the acquisition by the Company of at least fifty percent (50%) of the issued and outstanding stock of another corporation as the result of which such other corporation will become a subsidiary of the Company. The terms and conditions of the substitute Awards so granted may vary from the terms and conditions set forth in the Plan to such extent as the Board at the time of grant may deem appropriate to conform, in whole or in part, to the provisions of the Award in substitution for which they are granted. If shares of Stock are issued under the Plan with respect to an Award granted under this Article such shares of Stock will not count against the aggregate number of shares of Stock with respect to which Awards may be granted under the Plan.

ARTICLE XV

ADMINISTRATION

15.1         Awards.   The Plan shall be administered by the Committee or, in the absence of the Committee or in the case of awards issued to Directors, the Plan shall be administered by the Board. The members of the Committee (that is not itself the Board) shall serve at the discretion of the Board. The Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that the Plan expressly contemplates or are necessary or appropriate in connection with the administration of the Plan with respect to Awards granted under the Plan.

15.2         Authority of the Committee.   The Committee shall have full and exclusive power to interpret and apply the terms and provisions of the Plan and Awards made under the Plan, and to adopt such rules, regulations and guidelines for implementing the Plan as the Committee may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. A majority of the members of the Committee shall constitute a quorum for the transaction of business relating to the Plan or Awards made under the Plan, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting. Any decision or determination reduced to writing and signed by a majority of the members shall be as effective as if it had been made by a majority vote at a meeting properly called and held. All questions of interpretation and application of the Plan, or as to Awards granted under the Plan, shall be subject to the determination, which shall be final and binding, of a majority of the whole Committee. No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his own part, including but not limited to the exercise of any power or discretion given to him under the Plan, except those resulting from his own willful misconduct. In carrying out its authority under the Plan, the Committee shall have full and final authority and discretion, including but not limited to the following rights, powers and authorities to (a) determine the persons to whom and the time or times at which Awards will be made; (b) determine the number and exercise price of shares of Stock covered in each Award subject to the terms and provisions of the Plan; (c) determine the terms, provisions and conditions of each Award, which need not be identical and need not match the default terms set forth in the Plan; (d) accelerate the time at which any outstanding Award will vest; (e) prescribe, amend and rescind rules and regulations relating to administration of the Plan; and (f) make all other determinations and take all other actions deemed necessary, appropriate or advisable for the proper administration of the Plan.

The Committee may make an Award to an individual who the Company expects to become an Employee of the Company or any of its Affiliates within six (6) months after the date of grant of the Award, with the Award being subject to and conditioned on the individual actually becoming an Employee within that time period and subject to other terms and conditions as the Committee may establish.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award to a Holder in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s objectives. Further, the Committee shall make all other determinations that may be necessary or advisable for the administration of the Plan. As permitted by law and the terms and provisions of the Plan, the Committee may delegate to one or more of its members or to one or more officers of the Company, and/or its Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. The Committee may, by resolution, authorize one or more officers of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Employees to be recipients of Awards; (b) designate Third Party Service Providers to be recipients of Awards; and (c) determine the size of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer for Awards granted to an Employee that is considered an Insider; (ii) the resolution providing such authorization sets forth the total number of Awards such officer(s) may grant; and (iii) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Employee, and the Committee, the Company, and its officers and Board shall be entitled to rely upon the advice, opinions, or valuations of any such persons.

15.3         Decisions Binding.   All determinations and decisions made by the Committee or the Board, as the case may be, pursuant to the provisions of the Plan and all related orders and resolutions of the Committee or the Board, as the case may be, shall be final, conclusive and binding on all persons, including the Company, its Affiliates, its stockholders, Holders and the estates and beneficiaries of Holders.

15.4         No Liability.   Under no circumstances shall the Company, its Affiliates, the Board or the Committee incur liability for any indirect, incidental, consequential or special damages (including lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the form of the act in which such a claim may be brought, with respect to the Plan or the Company’s, its Affiliates’, the Committee’s or the Board’s roles in connection with the Plan.

ARTICLE XVI

AMENDMENT OR TERMINATION OF PLAN

16.1         Amendment, Modification, Suspension, and Termination.   Subject to Section 16.2, the Board may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate any Award Agreement in whole or in part; provided, however, that, without the prior approval of the Company’s stockholders and except as provided in Section 4.5, the Committee shall not directly or indirectly lower the Option Price of a previously granted Option or the grant price of a previously granted SAR, cancel a previously granted Option or previously granted SAR for a payment of cash or other property if the aggregate fair market value of such Award is less than the aggregate Option Price of such Award in the case of an Option or the aggregate grant price of such Award in the case of a SAR, and no amendment of the Plan shall be made without stockholder approval if stockholder approval is required by applicable law or stock exchange rules.

16.2         Awards Previously Granted.   Notwithstanding any other provision of the Plan to the contrary, no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Holder holding such Award.

ARTICLE XVII

MISCELLANEOUS

17.1         Unfunded Plan/No Establishment of a Trust Fund.   Holders shall have no right, title, or interest whatsoever in or to any investments that the Company or any of its Affiliates may make to aid in meeting obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Holder, beneficiary, legal representative, or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts, except as expressly set forth in the Plan. No property shall be set aside nor shall a trust fund of any kind be established to secure the rights of any Holder under the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

17.2         No Employment Obligation.   The granting of any Award shall not constitute an employment contract, express or implied, nor impose upon the Company or any Affiliate any obligation to employ or continue to employ, or utilize the services of, any Holder. The right of the Company or any Affiliate to terminate the employment of any person shall not be diminished or affected by reason of the fact that an Award has been granted to him, and nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or its Affiliates to terminate any Holder’s employment at any time or for any reason not prohibited by law.

17.3         Tax Withholding.   The Company or any Affiliate shall be entitled to deduct from other compensation payable to each Holder any sums required by federal, state, local or foreign tax law to be withheld with respect to the vesting or exercise of an Award or lapse of restrictions on an Award. In the alternative, the Company may require the Holder (or other person validly exercising the Award) to pay such sums for taxes directly to the Company or any Affiliate in cash or by check within one day after the date of vesting, exercise or lapse of restrictions. In the discretion of the Committee, and with the consent of the Holder, the Company may reduce the number of shares of Stock issued to the Holder upon such Holder’s exercise of an Award or the vesting of an Award to satisfy the tax withholding obligations of the Company or an Affiliate; provided that the Fair Market Value of the shares of Stock held back shall not exceed the Company’s or the Affiliate’s Minimum Statutory Tax Withholding Obligation.

The Committee may, in its discretion, permit a Holder to satisfy any Minimum Statutory Tax Withholding Obligation arising upon the vesting of or payment under an Award by delivering to the Holder a reduced number of shares of Stock in the manner specified herein. If permitted by the Committee and acceptable to the Holder, at the time of vesting of shares under the Award, the Company shall (a) calculate the amount of the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation on the assumption that all such shares of Stock vested under the Award are made available for delivery, (b) reduce the number of such shares of Stock made available for delivery so that the Fair Market Value of the shares of Stock withheld on the vesting date approximates the Company’s or an Affiliate’s Minimum Statutory Tax Withholding Obligation and (c) in lieu of the withheld shares of Stock, remit cash to the United States Treasury and/or other applicable governmental authorities, on behalf of the Holder, in the amount of the Minimum Statutory Tax Withholding Obligation. The Company shall withhold only whole shares of Stock to satisfy its Minimum Statutory Tax Withholding Obligation. Where the Fair Market Value of the withheld shares of Stock does not equal the amount of the Minimum Statutory Tax Withholding Obligation, the Company shall withhold shares of Stock with a Fair Market Value slightly less than the amount of the Minimum Statutory Tax Withholding Obligation and the Holder must satisfy the remaining minimum withholding obligation in some other manner permitted under this Section 17.3. The withheld shares of Stock not made available for delivery by the Company shall be retained as treasury shares or will be cancelled and the Holder’s right, title and interest in such shares of Stock shall terminate.

The Company shall have no obligation upon vesting or exercise of any Award or lapse of restrictions on an Award until the Company or an Affiliate has received payment sufficient to cover the Minimum Statutory Tax Withholding Obligation with respect to that vesting, exercise or lapse of restrictions. Neither the Company nor any Affiliate shall be obligated to advise a Holder of the existence of the tax or the amount which it will be required to withhold.

17.4         Indemnification of the Committee.   The Company shall indemnify each present and future member of the Committee against, and each member of the Committee shall be entitled without further action on his or her part to indemnity from the Company for, all expenses (including attorney’s fees, the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by such member in connection with or arising out of any action, suit or proceeding in which such member may be involved by reason of such member being or having been a member of the Committee, whether or not he or she continues to be a member of the Committee at the time of incurring the expenses, including, without limitation, matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been negligent in the performance of such member’s duty as a member of the Committee. However, this indemnity shall not include any expenses incurred by any member of the Committee in respect of matters as to which such member shall be finally adjudged in any action, suit or proceeding to have been guilty of willful misconduct in the performance of his duty as a member of the Committee. In addition, no right of indemnification under the Plan shall be available to or enforceable by any member of the Committee unless, within 60 days after institution of any action, suit or proceeding, such member shall have offered the Company, in writing, the opportunity to handle and defend same at its own expense. This right of indemnification shall inure to the benefit of the heirs, executors or administrators of each member of the Committee and shall be in addition to all other rights to which a member of the Committee may be entitled as a matter of law, contract or otherwise.

17.5         Gender and Number.   If the context requires, words of one gender when used in the Plan shall include the other and words used in the singular or plural shall include the other.

17.6         Severability.   In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

17.7         Headings.   Headings of Articles and Sections are included for convenience of reference only and do not constitute part of the Plan and shall not be used in construing the terms and provisions of the Plan.

17.8         Other Compensation Plans.   The adoption of the Plan shall not affect any other option, incentive or other compensation or benefit plans in effect for the Company or any Affiliate, nor shall the Plan preclude the Company from establishing any other forms of incentive compensation arrangements for Employees, Directors or Third Party Service Providers.

17.9         Retirement and Welfare Plans.   Neither Awards made under the Plan nor shares of Stock or cash paid pursuant to such Awards, may be included as “compensation” for purposes of computing the benefits payable to any person under the Company’s or any Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit.

17.10       Other Awards.   The grant of an Award shall not confer upon the Holder the right to receive any future or other Awards under the Plan, whether or not Awards may be granted to similarly situated Holders, or the right to receive future Awards upon the same terms or conditions as previously granted.

17.11       Successors.   All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

17.12       Law Limitations/Governmental Approvals.   The granting of Awards and the issuance of shares of Stock under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

17.13       Delivery of Title.   The Company shall have no obligation to issue or deliver evidence of title for shares of Stock issued under the Plan prior to (a) obtaining any approvals from governmental agencies that the

Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Stock under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

17.14       Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares of Stock hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such shares of Stock as to which such requisite authority shall not have been obtained.

17.15       Investment Representations.   The Committee may require any person receiving Stock pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the shares of Stock for investment and without any present intention to sell or distribute such Stock.

17.16       Persons Residing Outside of the United States.   Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company or any of its Affiliates operates or has Employees, the Committee, in its sole discretion, shall have the power and authority to (a) determine which Affiliates shall be covered by the Plan; (b) determine which persons employed outside the United States are eligible to participate in the Plan; (c) amend or vary the terms and provisions of the Plan and the terms and conditions of any Award granted to persons who reside outside the United States; (d) establish subplans and modify exercise procedures and other terms and procedures to the extent such actions may be necessary or advisable — any subplans and modifications to Plan terms and procedures established under this Section 17.16 by the Committee shall be attached to the Plan document as Appendices; and (e) take any action, before or after an Award is made, that it deems advisable to obtain or comply with any necessary local government regulatory exemptions or approvals. Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law or governing statute or any other applicable law.

17.17       Arbitration of Disputes.   Any controversy arising out of or relating to the Plan or an Award Agreement shall be resolved by arbitration conducted in the greater District of Columbia metropolitan area pursuant to the arbitration rules of the American Arbitration Association. The arbitration shall be final and binding on the parties.

17.18       No Fractional Shares.   No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, additional Awards, or other property shall be issued or paid in lieu of fractional shares of Stock or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

17.19       Governing Law.   The provisions of the Plan and the rights of all persons claiming thereunder shall be construed, administered and governed under the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of the Commonwealth of Virginia, to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY	Please mark your votes like this ☒

Our Board of Directors recommends that you vote FOR all of the nominees listed below:

1. ELECTION OF DIRECTORS Nominees:	For All	Withhold All	For All Except
01) Tom P. H. Adams	☐	☐	☐
02) Phillip A. Clough
03) John E. Lindahl

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) for whom you are withholding on the line below.

Our Board of Directors recommends you vote FOR the following proposal(s):

	FOR	AGAINST	ABSTAIN
2. Ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2010.	☐	☐	☐

	FOR	AGAINST	ABSTAIN
3. Approve our 2009 Omnibus Incentive Plan.	☐	☐	☐

To act upon such other business as may properly come before the meeting or any adjournment or any postponement thereof.

Label Area 4” x 1 1/2”

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	, 2010.

NOTE: Please sign exactly as your name(s) appear(s) on the stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy. If shares of stock are held of record by a corporation, the proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy for a stockholder should give their full title. Please date the proxy.

Important Notice Regarding the Availability of Proxy Materials for
the Annual Meeting of Stockholders to be held May 26, 2010.

The Proxy Statement and our 2009 Annual Report to Stockholders are

available at: http://www.cstproxy.com/rosettastone/2010

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY	ROSETTA STONE INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

May 26, 2010

The undersigned hereby appoints Tom P. H. Adams and Michael C. Wu, or either of them as proxies, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Rosetta Stone Inc. to be held at 10:00 a.m. Eastern Time on May 26, 2010, at Rosetta Stone’s offices at 1919 North Lynn St., 7th Fl., Arlington, Virginia 22209, and at any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters listed on the reverse side:

THIS PROXY IS SOLICITED ON BEHALF OF OUR BOARD OF DIRECTORS OF ROSETTA STONE. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS 2 and 3. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting, and at any adjournment or postponement thereof, to the extent authorized by Rule 14a-4(c) promulgated by the Securities and Exchange Commission, and by applicable state laws (including matters that the proxy holders do not know, a reasonable time before this solicitation, are to be presented).

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE SO THAT THE SHARES MAY BE REPRESENTED AT THE MEETING.

(Continued, and to be marked, dated and signed, on the other side)